Exhibit 4.1

EXECUTION VERSION

BASE INDENTURE

Dated as of

September 25, 2015

between

FRONTIER COMMUNICATIONS CORPORATION

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

__________________

DEBT SECURITIES

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Other Definitions	22
Section 1.03	Rules of Construction	23
Section 1.04	Incorporation by Reference of the Trust Indenture Act	24

ARTICLE II

FORMS OF SECURITIES

Section 2.01	Form Generally	24
Section 2.02	Form of Trustee’s Certificate of Authentication	24
Section 2.03	Form of Trustee’s Certificate of Authentication by an Authenticating Agent	24

ARTICLE III

THE DEBT SECURITIES

Section 3.01	Amount Unlimited; Issuable in Series	25
Section 3.02	Denominations	27
Section 3.03	Execution, Authentication, Delivery and Dating	27
Section 3.04	Temporary Securities	29
Section 3.05	Registrar	30
Section 3.06	Transfer and Exchange	30
Section 3.07	Mutilated, Destroyed, Lost and Stolen Securities	31
Section 3.08	Payment of Interest; Interest Rights Preserved	32
Section 3.09	Cancellation	32
Section 3.10	Computation of Interest	33
Section 3.11	CUSIP Numbers	33

ARTICLE IV

REDEMPTION OF SECURITIES

2

3

4

Section 15.05	Legal Holiday	79
Section 15.06	Effects of Headings and Table of Contents	79
Section 15.07	Successors and Assigns	79
Section 15.08	Severability	79
Section 15.09	Benefits of Indenture	79
Section 15.10	Counterparts	79
Section 15.11	Governing Law; Waiver of Trial by Jury	80
Section 15.12	Submission to Jurisdiction	80
Section 15.13	U.S.A. PATRIOT Act	80
Section 15.14	Force Majeure	80
Section 15.15	No Adverse Interpretation of Other Agreements	80

APPENDICES
Appendix A	Provisions Relating to Initial Securities and Exchange Securities

5

BASE INDENTURE, dated as of September 25, 2015, between Frontier Communications Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE:

In consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

ARTICLE I DEFINITIONS

         Section 1.01     Definitions

(a) Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act.
(b) Unless the context otherwise requires, the terms defined in this Section 1.01(b) shall for all purposes of this Indenture have the meanings hereinafter set forth:

“Acquired Indebtedness” means, with respect to any specified Person,

(1)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and

(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to any applicable Registration Rights Agreement. For all purposes of this Indenture, the term “interest,” with respect to Securities of a series, shall include Additional Interest, if any, with respect to the Securities of such series.

“Additional Notes” with respect to a series of Securities shall have the meaning assigned to such term in the supplemental indenture, Company Order or Officer’s Certificate pursuant to which such series of Securities are issued.

“Agent” means any Registrar, Paying Agent or any Authenticating Agent or transfer agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Amount” means the sum of (A)(x) cumulative Consolidated EBITDA from and after October 1, 2015 to the most recently ended fiscal quarter for which internal financial statements are available preceding the date of the proposed action (for the avoidance of doubt, such cumulative Consolidated EBITDA shall include the Consolidated EBITDA for any such quarters, whether negative or positive) minus (y) 1.4 times Cumulative Interest Expense plus (without duplication) (B):

(1)100% of the aggregate net cash proceeds, and the Fair Market Value of marketable securities or other property or assets other than cash, received by the Company from the issue or sale (other than to a Subsidiary) of any class of Equity Interests in the Company after the Issue Date, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (4) of Section 6.09(B) and (C) Refunding Capital Stock to the extent the net cash proceeds therefrom are applied as provided for in clause (2) of Section 6.09(B); plus

(2)100% of any cash and the Fair Market Value of marketable securities or other property or assets other than cash received by the Company as a capital contribution from its shareholders subsequent to the Issue Date; plus

(3)100% of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Company or any Restricted Subsidiary of the Company issued after the Issue Date (other than any such Indebtedness or Disqualified Stock to the extent issued to a Subsidiary of the Company), which has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock); plus

(4)to the extent not already included in Consolidated EBITDA, 100% of the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries since the Issue Date from Investments, whether through interest payments, principal payments, returns, profits, distributions, income and similar amounts, dividends or other distributions and payments, or the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) thereof made by the Company and its Restricted Subsidiaries; plus

(5)to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Escrow Release Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

less the amount of any Applicable Amount previously applied pursuant to ~~clause (3)(B)(ii) of Section 6.09(B)~~ and clause (l)(ii) of the definition of “Permitted Debt.”

 “Asset Sale” means

(1)the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock issued pursuant to Section 6.10), whether in a single transaction or a series of related transactions, in each case, other than:

(a)a disposition of cash or Cash Equivalents, obsolete, uneconomical, surplus or worn out property or equipment, inventory or other assets;

(b)the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described under Article V  or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)the making of any Restricted Payment or Permitted Investment that is permitted to be made under Section 6.09;

(d)any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value for any such transaction or series of related transactions not exceeding the greater of (x) $100.0 million and (y) 0.30% of Total Assets;

(e)any disposition of property or assets between or among the Company and its Restricted Subsidiaries and any issuance of Equity Interests by a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company;

(f)to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)the lease, assignment or sub-lease of any real or personal property in the ordinary course of business and the license or sublicense of intellectual property or other general intangibles and licenses in the ordinary course of business;

(h)foreclosures on, or expropriations or condemnation of, assets and the settlement, release, waiver or surrender of contract, tort and other claims;

(i)any financing transaction with respect to property built, repaired, improved or acquired by the Company or any Subsidiary after the Escrow Release Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by this Indenture;

(j)dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k)the granting of a Lien permitted under Section 6.11;

(l)contractual arrangements under long-term contracts with customers entered into by the Company and its Restricted Subsidiaries which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;

(m)any Plan Contribution; and

(n)additional dispositions of assets (taken together with all such dispositions made pursuant to this clause (n)) since the Escrow Release Date with an aggregate Fair Market Value not exceeding the greater of (x) $250.0 million and (y) 1.0% of Total Assets.

“Bankruptcy Code” means Title 11 of the United States Code.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definitions of “Change of Control” and “Continuing Directors,” any duly authorized committee of such body.

“Board Resolution” means one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of Indebtedness will be the capitalized amount of the obligations determined in accordance with GAAP consistently applied.

“Capital Stock” means:

(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)securities or obligations issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(2)securities or obligations issued by any state of the United States of America, or any political subdivision of any such state, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(3)commercial paper issued by any lender under the Senior Credit Facilities or any bank holding company owning any lender under the Senior Credit Facilities;

(4)commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(5)domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender under the Senior Credit Facilities or any other bank having combined capital and surplus of not less than $250.0 million in the case of domestic banks and $100.0 million in the case of foreign banks;

(6)auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);

(7)repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8)repurchase obligations with respect to any security that is a direct obligation or fully guaranteed as to both credit and timeliness by the Government of the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the Government of the United States;

(9)marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in the United States);

(10)shares of investment companies that are registered under the Investment Company Act of 1940 and 95% the investments of which are one or more of the types of securities described in clauses (1) through (9) above;

(11)any other investments used by the Company and its Subsidiaries as temporary investments permitted by the Trustee in writing in its sole discretion; and

(12)in the case of investments by the Company or any Subsidiary organized or located in a jurisdiction other than the United States (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such investment is made, all as reasonably determined in good faith by the Company.

 “Change of Control” means the occurrence of any of the following:

(1)the adoption of a plan relating to the liquidation or dissolution of the Company;

(2)any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the outstanding Voting Stock of the Company; provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the stockholders of the Company immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the Voting Stock of such other Person of whom the Company is then a Subsidiary and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company; or

(3)the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Company” means the Person named as the “Company” in the recitals, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

 “Consolidated EBITDA” means, with respect to the Company and its Restricted Subsidiaries on a consolidated basis, for any period, the sum of (i) operating income for such period, plus (ii) to the extent resulting in reductions in such operating income for such period, (a) depreciation and amortization expense for such period and (b) the amount of non-cash charges for such period, plus (iii) charges for severance, restructuring and acquisition (including acquisition integration) costs, plus (iv) cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to any Material Transaction that are (a) permitted under Regulation S-X promulgated pursuant to the Securities Act or (b) projected by a financial Officer of the Company in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the date of such Material Transaction (which will be added to Consolidated EBITDA as so projected until fully realized, and calculated on a pro forma basis, as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that with respect to this clause (iv)(b) such cost savings, operating expense reductions, other operating improvements and initiatives or synergies are reasonably identifiable and factually supportable (in the good faith determination of a financial Officer of the Company); provided,  further, that, the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to any Material Transaction added back pursuant to this clause (iv)(b) or the definition of Pro Forma Basis (that are not permitted under Regulation S-X promulgated pursuant to the Securities Act) in any period of four consecutive fiscal quarters shall not exceed 15% of Consolidated EBITDA with respect to add-backs in connection with Material Transactions other than the Verizon Acquisition and shall not exceed 20% of Consolidated EBITDA with respect to add-backs in connection with the Verizon Acquisition provided, for the avoidance of doubt, the aggregate amount of all such add-backs in any period of four consecutive fiscal quarters shall not exceed 20% of Consolidated EBITDA, in each case for this clause (iv)(b) calculated prior to giving effect to such add-backs added back pursuant to this clause (iv)(b) for such period, minus (v) to the extent resulting in increases in such operating income for such period, the non-cash gains for such period, all determined on a consolidated basis in accordance with GAAP.  For any period of calculation, “Consolidated EBITDA” shall be calculated on a Pro Forma Basis to give effect to any Material Transaction; provided,  however, that solely for purposes of the calculation of the “Applicable Amount,” historical results of the entity, divisions or lines or assets so acquired will not be included for periods prior to the date such Material Transaction has been consummated.

“Consolidated Interest Expense” means, for any period, the cash interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP), net of cash interest income, of the Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and all income or costs under Swap Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements unrelated to interest expense) and any cash dividends paid on any Disqualified Stock, but excluding any Additional Interest, amortization of deferred financing costs and any other amounts of noncash interest, all as calculated on a consolidated basis in accordance with GAAP and excluding, for avoidance of any doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof; provided that, for purposes of Article V, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any acquired Person or business acquired during such period, based on the cash interest expense (or income) of such acquired Person or business for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or repaid on the first day of such period.  Notwithstanding the foregoing, if any lease or other liability is reclassified as Indebtedness or as a Capital Lease Obligation due to a change in accounting principles or the application thereof after the Issue Date, the interest component of all payments associated with such lease or other liability shall be excluded from Consolidated Interest Expense to the extent excluded prior to such change.  Consolidated Interest Expense shall exclude all interest accrued on each series of Securities (whether or not paid) during the period from the Issue Date to, and including, the Escrow Release Date.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such date, in the amount and only to the extent that such Indebtedness would be reflected on a balance sheet prepared as of such date, on a consolidated basis in accordance with GAAP, minus the amount of the cash and Cash Equivalents of the Company and its Restricted Subsidiaries in excess of $50,000,000 that would be reflected on such balance sheet.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)was a member of such Board of Directors on the Issue Date; or

(2)was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office,” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 7W, New York, New York 10286, Attention:  Corporate Trust Division - Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

 “Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or commercial paper facilities, credit agreements, indentures or other agreements, in each case with banks or other institutional lenders, investors, purchasers, trustees or agents providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other extensions of credit or other Indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements or refundings thereof and any agreement or instrument (and related documents) governing Indebtedness incurred to replace, refund, refinance or otherwise restructure all or any part of the loans, notes, other credit facilities, borrowings or commitments outstanding or permitted to be outstanding thereunder or any successor or replacement loans, notes, other credit facilities, borrowings or commitments outstanding or permitted to be outstanding thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof, in each case whether by the same or any other bank, institutional lender, investor, purchaser, trustee or agent or group thereof.

“Cumulative Interest Expense” means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period from and after October 1, 2015, to the most recently ended fiscal quarter for which internal financial statements are available preceding the proposed Restricted Payment.

“CUSIP” means the identification number provided by the Committee on Uniform Securities Identification Procedures.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

 “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to Section 3.01 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series.  The “Depository” shall initially be DTC, its nominees and its successors.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a financial or accounting Officer of the Company, less the amount of cash, Cash Equivalents or Replacement Assets received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Capital Stock that is not Disqualified Stock) other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the applicable series of Securities or the date such Securities are no longer outstanding; provided,  however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

 “DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Escrow Agreement” means the escrow agreement among the Company, MUFG Union Bank, N.A., in its capacity as escrow agent, and The Bank of New York Mellon, as trustee, dated the date hereof.

“Escrow Release Date” means the date of the Release.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

 “Exchange Securities” means the Securities of any series issued pursuant to this Indenture in connection with a Registered Exchange Offer.

“Existing Indebtedness” means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (i) a responsible financial or accounting Officer of the Company with respect to valuations not in excess of $250.0 million and (ii) the Board of Directors of the Company with respect to valuations equal to or in excess of $250.0 million, whose determination, unless otherwise specified, shall be conclusive if evidenced by a Board Resolution.

“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

 “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided,  however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date.  All ratios and computations contained or referred to in each Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Security” means a Security in the form established pursuant to Section 3.01 or 3.03 evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

“Governmental Authority” means any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Government Securities” means securities that are

(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Holder,” “Holder of Securities,” or “Securityholder” mean the Person in whose name Securities are registered in the Register.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion or amortization of original issue discount nor the payment of interest or dividend in the form of additional Indebtedness shall be considered an incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)all indebtedness of such Person for borrowed money;

(2)all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)all Capital Lease Obligations of such Person;

(6)all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person;

(8)to the extent not otherwise included in this definition, obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements, except for Interest Rate Agreements, Commodity Agreements and Currency Agreements entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk; and

(9)all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(A)that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)that money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)that Indebtedness shall not include:

(I)any liability for federal, state, local or other taxes;

(II)workers’ compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(III)obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence; or

(IV)any Indebtedness defeased or called for redemption.

Notwithstanding the foregoing, in connection with the purchase by a Person or any of its Restricted Subsidiaries of any business, the term “Indebtedness” will exclude indemnification or post-closing payment adjustments or earn-out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet, working capital calculation or other similar method or such payment depends on the performance of such business after the closing; provided,  however, that, at the time of closing, the amount of any such payment is not determinable or is of a contingent nature and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter. For the avoidance of doubt, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of a Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

“Indenture” means, with respect to any series of Securities, this instrument, as amended or supplemented from time to time in respect of such series of Securities and will include the form and terms of such series of Securities established in accordance with Section 3.01. For the avoidance of doubt, for purposes of determining the rights of Holders of any series of Securities, and the terms applicable to such series of Securities, references herein to “this Indenture” shall mean the Indenture with respect to such series.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

 “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“ISIN” means the International Securities Identification Number.

“Issue Date” means, with respect to any Security, the date on which such Security is first issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law to remain closed.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage or deed of trust, pledge, lien, hypothecation, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Mandatory Redemption” with respect to a series of Securities shall have the meaning assigned to such term in the supplemental indenture, Company Order or Officer’s Certificate pursuant to which such series of Securities are issued.

“Material Transaction” means any acquisition or disposition outside the ordinary course of business of any property or assets that (x) constitute assets comprising all or substantially all of an operating unit of a business or equity interests of a Person representing a majority of the ordinary voting power or economic interests in such Person that are represented by all its outstanding capital stock and (y) involves aggregate consideration in excess of $50.0 million.

“Maturity” means, with respect to any Security, the date on which the principal of such Security, or any installment of principal, shall become due and payable as therein and herein provided, whether at the Stated Maturity or by declaration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Net Proceeds” means, with respect to any Asset Sale, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Company or any of its Restricted Subsidiaries in respect of such Asset Sale less (b) the sum of:

(1)the amount, if any, of all Taxes paid or estimated to be payable by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale;

(2)the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (1) above) (x) associated with the assets that are the subject of such Asset Sale and (y) retained by the Company or any of its Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such an Asset Sale occurring on the date of such reduction;

(3)the amount of any Indebtedness (other than Indebtedness described in clause (1) of the second paragraph of Section 6.15(a)) secured by a Lien on the assets that are the subject of such Asset Sale to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Asset Sale; and

(4)reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Company or any of its Restricted Subsidiaries, as applicable, in connection with such Asset Sale (other than those payable to the Company or any Subsidiary of the Company), in each case only to the extent not already deducted in arriving at the amount of gross cash proceeds referred to in clause (a) above.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means, (i) with respect to the Securities of the series issued as of the date hereof, the offering memorandum dated September 11, 2015 and (ii) with respect to any other series of Securities issued under this Indenture, the final offering document relating to such series of Securities.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of such Person in accordance with the applicable provisions of this Indenture.

“Officer’s Certificate” means a certificate signed by an Officer of the Company that meets the requirements set forth in this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Company or the Trustee.  Such opinion may refer to prior Opinions of Counsel, may contain customary assumptions, qualifications and exceptions and, with respect to factual matters, may reasonably rely on an Officer’s Certificate of the Company or certificates of public officials.

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)Securities theretofore canceled by the Paying Agent or delivered to the Paying Agent for cancellation;

(2)Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s Obligations have been Discharged; provided,  however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

(3)Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

(4)Securities to which defeasance has been effected pursuant to Section 12.03;

provided,  however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding unless the Company, such Affiliate or such other obligor owns all of such Securities, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series for which the Trustee has received written notice to be so owned shall be so disregarded.  Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes its right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or of such other obligor.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all such Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 10.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Securities not listed therein are Outstanding for the purpose of any such determination.  In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02.

“Pari Passu Indebtedness” means with respect to any Person:

(1)Indebtedness of such Person, whether outstanding on the Escrow Release Date or thereafter incurred; and

(2)all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities of any series, as the case may be; provided,  however, that Pari Passu Indebtedness shall not include:

(A)any obligation of such Person to the Company or any Restricted Subsidiary;

(B)any liability for Federal, state, local or other taxes owed or owing by such Person; or

(C)any accounts payable or other liability to trade creditors arising in the ordinary course of business.

 “Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, interest or Additional Interest, if any, on any Securities on behalf of the Company.  The Company may act as Paying Agent with respect to Securities of any series issued hereunder.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Investments” means:

(1)any Investment in the Company or any of its Restricted Subsidiaries;

(2)any Investment in cash and Cash Equivalents;

(3)any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment, such Person, in one transaction or a series of related transactions, (i) becomes a Restricted Subsidiary of the Company or (ii) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and, in each case, any Investment held by such Person; provided that, with respect to clause (ii), such Investment was not acquired by such Person in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(4)any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 6.15 or any other disposition of assets not constituting an Asset Sale;

(5)any Investment existing on the Issue Date;

(6)any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)in compromise or resolution of any other Investment or obligations owed to the Company or any such Restricted Subsidiary, including in connection with or as a result of a bank ruptcy, workout, reorganization or recapitalization of any trade creditor or customer or in satisfaction of litigation, arbitration or other disputes; or

(b)as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

and, in each case, any Investment held by such Person;

(7)Swap Obligations permitted under Section 6.10(B)(j)(x);

(8)Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided,  however, that such Equity Interests will not increase the amount available for Restricted Payments under the calculation set forth in the definition of “Applicable Amount”;

(9)guarantees of Indebtedness permitted under Section 6.10;

(10)any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of Section 6.12(B) (except transactions described in clauses (ii) and (iv) of Section 6.12(B));

(11)Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12)if no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12), not to exceed since the Escrow Release Date the greater of $750.0 million and 2.5% of Total Assets at the time of such Investments (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)advances to employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(14)loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(15)receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (which trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances), and other Investments to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(16)deposits or payments made with the FCC in connection with the auction or licensing of any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority (“Governmental Authorizations”); and

(17)any Plan Contribution.

“Permitted Liens” means, with respect to any Person:

(1)Liens securing Indebtedness and other obligations permitted to be incurred pursuant to clause (a) of the definition of “Permitted Debt”;

(2)Liens existing on the Issue Date;

(3)Liens on property that exist when the Company or any of its Restricted Subsidiaries acquires the property; provided that such Liens were not incurred in contemplation of such acquisition;

(4)Liens securing Indebtedness that any Restricted Subsidiary of the Company owes to the Company or to any other Restricted Subsidiary of the Company;

(5)Liens on property, shares of stock or Indebtedness of any entity that exists when (a) it becomes a Restricted Subsidiary of the Company, (b) it is merged into or consolidated with the Company or any of its Restricted Subsidiaries, or (c) the Company or any of its Restricted Subsidiaries acquires all or substantially all of the assets of the entity, provided that no such Lien extends to any other property of the Company or any of its Restricted Subsidiaries;

(6)Liens securing Indebtedness and other obligations permitted to be incurred pursuant to Section 6.10(B)(d), (j), and (m)(iii), covering only the assets referred to therein;

(7)Liens securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds, (c) utility obligations, and (d) other similar nondelinquent obligations, in each case incurred in the ordinary course of business;

(8)Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

(9)(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against the Company’s access in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company to provide collateral to the depository institution and (ii) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, trade governmental contracts, leases, licenses, statutory obligations or other similar obligations incurred in the ordinary course of business;

(10)pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(11)statutory Liens and Liens for taxes, assessments or other governmental charges for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

(12)Liens arising solely by operation of law and in the ordinary course of business, such as mechanics’, materialmen’s, warehousemen’s and carriers’ Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(13)Liens on personal property (other than shares or debt of the Company’s Restricted Subsidiaries) securing loans maturing in not more than one year or on accounts receivables in connection with a receivables financing program;

(14)Liens securing financings in amounts up to the value of assets, businesses and properties acquired after the Escrow Release Date; or any Lien upon any property to secure all or part of the cost of construction thereof or to secure debt incurred prior to, at the time of, or within twelve months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose;

(15)easements, rights of way, restrictions, title defects, survey title exceptions and other encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of business;

(16)Liens securing Indebtedness of the Company or any Restricted Subsidiary to the Rural Electrification Administration or the Rural Utilities Service (or any successor to any such agency) in an aggregate principal amount outstanding at any time not to exceed $50.0 million;

(17)Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness, pending consummation of a strategic transaction, or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted by this Indenture;

(18)Liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed the greater of $100.0 million and 0.5% of Total Assets at any one time outstanding;

(19)Liens to secure any Refinancing Indebtedness permitted to be incurred under this Indenture; provided,  however, that (i) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and (ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(20)extensions, renewals or replacement of any of the Liens described in clauses (1) through (19) above, if limited to all or any part of the same property securing the original Lien.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of “Permitted Liens” to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan Contribution” means the contribution of real property to the Company’s defined benefit pension plan (or any successor plan) in existence on the Issue Date in lieu of or in conjunction with cash contributions to such pension plan, including by way of a Sale and Lease-Back Transaction, in a manner consistent with past practice.

“Pro Forma Basis” means, as of any date, that such calculation shall give pro forma effect to all Material Transactions (and the application of the proceeds from any such asset sale or related debt incurrence or repayment) that have occurred during the relevant calculation period and during the period immediately following the end of such period and prior to or simultaneously with the event for which the calculation is made, including pro forma adjustments arising out of events which are attributable to a Material Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as in good faith determined by a financial Officer of the Company, using historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Company and/or any of its Restricted Subsidiaries, calculated as if such Material Transaction, and all other Material Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom realized) and incurred or repaid at the beginning of such period.

Whenever pro forma effect is to be given to a Material Transaction, the pro forma calculations shall be made in good faith by a financial Officer of the Company (including adjustments for costs and charges arising out of or related to the Material Transaction and projected cost savings, operating expense reductions, other operating improvements and initiatives and synergies resulting from such Material Transaction that have been or are reasonably anticipated to be realizable, net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations (including during any subsequent periods in which the effects thereof are reasonably expected to be realizable); provided that (i) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such period and (ii) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies that are not in accordance with Regulation S-X promulgated pursuant to the Securities Act shall be subject to the last proviso in clause (iv)(b) of the definition of “Consolidated EBITDA.”

“Rating Agency” means Moody’s, S&P and Fitch or if Moody’s, S&P and/or Fitch shall not make a rating on the Securities of any series (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (in the case of the Securities of such series, as certified by a Board Resolution) which shall be substituted for Moody’s, S&P and/or Fitch, as the case may be.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by the Company or any third-party to effect a Change of Control (which period shall be extended so long as the rating of the Securities of the applicable series is under publicly announced consideration for possible downgrade by any of the Rating Agencies):  (1) in the event that the Securities of such series have an Investment Grade Rating by at least two Rating Agencies, such Securities cease to have an Investment Grade Rating by any of such Rating Agencies, or (2) in any other event, the rating of the Securities of such series by any of the Rating Agencies decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn.

“Record Date” means, with respect to any interest payable on any Security on any Interest Payment Date, the close of business on such date specified in such Security for the payment of interest and Additional Interest, if any, pursuant to Section 3.01.

“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security.

“Redemption Price” means, when used with respect to any Security to be redeemed or repurchased, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.

 “Registered Exchange Offer” means the offer by the Company, pursuant to the applicable Registration Rights Agreement, to certain holders of initial Securities described therein, to issue and deliver to such holders, in exchange for such initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means, with respect to the issuance of Securities of any series issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the initial purchasers of such series of Securities.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary of the Company.

“Release”  with respect to the escrowed proceeds of a series of Securities shall have the meaning assigned to such term in the supplemental indenture, Company Order or Officer’s Certificate pursuant to which such series of Securities are issued.

“Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Similar Business or (2) substantially all the assets of a Similar Business or a majority of the Voting Stock of any Person engaged in a Similar Business that shall become on the date of acquisition thereof a Restricted Subsidiary of the Company.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 11.02(c)(i) and the second sentence of Section 11.03 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Agreement” means the Credit Agreement dated as of June 2, 2014 by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, waived, supplemented, modified, extended, renewed, restated, replaced, refunded or restructured from time to time.

“S&P” means Standard & Poor’s Ratings Group, Inc., a division of the McGraw-Hill Companies, Inc., or any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien on property or assets of the Company or any of its Restricted Subsidiaries.

“Secured Leverage Ratio” means (without duplication), as of any date of determination, the ratio of (a) the sum of (x) Indebtedness of the Company and its Restricted Subsidiaries that would be included in the definition of “Consolidated Total Indebtedness” that is secured by a Lien on property or assets of the Company or any of its Restricted Subsidiaries as of the last day of the relevant Test Period after giving effect to all incurrences and repayments of Secured Indebtedness from the end of such Test Period to the date of determination (net of unrestricted and unencumbered cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of such date and calculated as if any Credit Facilities constituting revolving credit facilities were fully drawn on such date) and (y) Indebtedness of the Company’s Restricted Subsidiaries incurred pursuant to Section 6.10(B)(p)(2) outstanding as of the last day of the relevant Test Period after giving effect to all incurrences and repayments of such Indebtedness from the end of such Test Period to the date of determination to (b) Consolidated EBITDA for such Test Period.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security” or “Securities” means any security or securities, as the case may be, duly authenticated by the Trustee and delivered under this Indenture.

“Security Custodian” means the custodian with respect to any Global Security appointed by the Depository, or any successor Person thereto, and shall initially be The Bank of New York Mellon.

“Senior Credit Facilities” means (i) the Term Loan Agreement, (ii) the Revolving Credit Agreement, (iii) the Credit Agreement dated as of October 14, 2011 by and among the Company, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto and (iv) the Credit Agreements dated as of June 2, 2014 by and among the Company, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto, in each case, including any guarantees, collateral documents, instruments and other agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements, replacements, refundings or other restructuring thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance or otherwise restructure all or any part of the loans, notes, letters of credit, other credit facilities or commitments thereunder or any successor or replacement loans, notes, letters of credit, other credit facilities or commitments thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable or other credit extendable thereunder, alters the maturity thereof or alters the parties thereto.

“series” or “series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 3.01 hereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Escrow Release Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company which is by its terms subordinated in right of payment to the Securities of a series.

“Subsidiary”  means, with respect to any Person,

(1)any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means obligations under or with respect to Swap Agreements.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Term Loan Agreement” means the Credit Agreement dated as of August 12, 2015 by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto, as administrative agent, and the lenders from time to time party thereto, as amended, waived, supplemented, modified, extended, renewed, restated, replaced, refunded or restructured from time to time (as further described in the definition of “Senior Credit Facilities”).

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Company then most recently ended (taken as one accounting period) for which internal financial statements are available.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries provided to the Trustee and Holders, in conformity with GAAP (on a pro forma basis to give effect to any acquisition or disposition on or prior to the date of determination).

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of the last day of the relevant Test Period after giving effect to all incurrences and repayments of Indebtedness from the end of such Test Period to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

 “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that:

(1)except as permitted by Section 6.12, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(2)such Subsidiary does not hold any Liens on any property of the Company or any of its other Restricted Subsidiaries; and

(3)such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent that such guarantee or credit support would be released upon such designation.

“U.S. Dollars” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

 “Verizon Acquisition” means the Company’s acquisition of, among other things, Verizon Communications Inc.’s wireline business and statewide fiber networks that provide services to residential, commercial and wholesale customers in California, Texas and Florida, along with certain of Verizon Communications Inc.’s FIOS customers in those states, pursuant to the Verizon Purchase Agreement.

 “Verizon Purchase Agreement” means the securities purchase agreement, dated as of February 5, 2015, as amended, between the Company and Verizon Communications Inc. to acquire, among other things, Verizon Communications Inc.’s wireline business and statewide fiber networks that provide services to residential, commercial and wholesale customers in California, Texas and Florida, along with certain of Verizon Communications, Inc.’s FIOS customers in those states.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

               Section 1.02     Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	6.15
“Affiliate Transaction”	6.12
“Agent Members”	Appendix A
“Applicable Procedures”	Appendix A
“Asset Sale Offer”	6.15(a)
“Authenticating Agent”	11.09
“Base Indenture”	Appendix A
“Change of Control Offer”	6.14
“Change of Control Payment Date”	6.14
“Change of Control Payment”	6.14
“Covenant Defeasance”	12.03(c)
“Covenant Suspension Event”	6.16
“Defaulted Interest”	3.08(b)
“Definitive Note”	Appendix A
“Discharged”	12.03(b)
“Distribution Compliance Period”	Appendix A
“Event of Default”	7.01
“Excess Proceeds”	6.15(a)
“Initial Notes”	Appendix A
“Initial Purchasers”	Appendix A
“Legal Defeasance”	12.03(b)
“Member”	3.03(h)
“Notes Custodian”	Appendix A
“Offer Amount”	4.07(b)
“Offer Period”	4.07(b)
“Permitted Debt”	6.10
“Place of Payment”	3.01(f)
“Purchase Date”	4.07(b)
“Purchase Period”	4.07(b)
“QIB”	Appendix A
“Refinancing Indebtedness”	6.10(B)(l)
“Refunding Capital Stock”	6.09(B)(2)
“Register”	3.05
“Registrar”	3.05
“Registration Statement”	Appendix A
“Regulation S”	Appendix A
“Regulation S Global Note”	Appendix A
“Replacement Commitment”	6.15(a)
“Rule 144A”	Appendix A
“Rule 144A Global Note”	Appendix A
“Rule 144A Notes”	Appendix A
“Restricted Payment”	6.09
“Reversion Date”	6.16
“Special Record Date”	3.08(b)(i)
“successor”	5.01(A)(i)
“Suspended Covenants”	6.16
“Suspended Date”	6.16
“Suspension Period”	6.16
“Transfer Restricted Notes”	Appendix A

             Section 1.03     Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(b)the words “including” and words of similar import when used in this Indenture shall mean “including, without limitation”;

(c)references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture, unless the context otherwise requires; and

(d)references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of any Securities (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations;

(e)“or” is not exclusive;

(f)words in the singular include the plural, and in the plural include the singular; and

(g)“will” shall be interpreted to express a command;

             Section 1.04     Incorporation by Reference of the Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

ARTICLE II FORMS OF SECURITIES

              Section 2.01     Form Generally.

(a) The Securities of each series shall be established pursuant to a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities. The Securities may differ between series in respect of any matters, but otherwise all series of Securities are equally and ratably entitled the benefits of this Indenture.

(b) The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

             Section 2.02     Form of Trustee’s Certificate of Authentication.

(a)Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b)Each Security shall be dated the date of its authentication.

(c)The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:                                      [NAME OF TRUSTEE],
                                                                                       as Trustee

By:   _______________________________________
       Authorized Signatory

               Section 2.03     Form of Trustee’s Certificate of Authentication by an Authenticating Agent.    If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued referred to in the within-mentioned Indenture.

Date of authentication:                                       [NAME OF TRUSTEE],
                                                                                        as Trustee

By:[NAME OF AUTHENTICATING AGENT]

as Authenticating Agent

By:   ___________________________________
       Authorized Signatory

ARTICLE III THE DEBT SECURITIES

              Section 3.01     Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.  There shall be set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b)any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 14.05) and the percentage or percentages of principal amount at which the Securities of the series will be issued;

(c)the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)the rate or rates (which may be fixed or variable) per annum, at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)if the amount of payment of principal of, premium, if any, interest or Additional Interest, if any, on, the Securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

(f)the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest and Additional Interest, if any, on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made (each such place, the “Place of Payment”);

(g)if applicable, the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(h)the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such right or obligation;

(i)if other than denominations of $2,000 and multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j)if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(k)whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount or premium, if any, with which such Securities may be issued;

(l)provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(m) whether the terms and provisions set forth in Appendix A of this Indenture apply to the Securities of such series (and, unless so specified, such terms and provisions shall not apply to Securities of such series);

(n)the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(o)the form of the Securities of the series;

(p)whether the Securities of the series are subject to subordination and the terms of such subordination;

(q)whether the Securities of the series shall be secured;

(r)the securities exchange(s) or automated quotation system(s) on which the Securities of the series will be listed or admitted to trading, as applicable, if any;

(s)any restriction or condition on the transferability of the Securities of the series;

(t)any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to the Securities of the series;

(u)any addition or change in the provisions related to supplemental indentures set forth in Sections 14.01, 14.02 and 14.04 which applies to the Securities of the series;

(v)provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(w)any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.02 and any addition or change in the provisions set forth in Article VII which applies to Securities of the series;

(x)any addition to or change in the covenants set forth in Article VI or V which applies to the Securities of the series; and

(y)any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 14.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto; provided that, if additional Securities of an existing series are issued, such additional Securities shall not have the same CUSIP, ISIN or other identifying number unless such additional Securities are fungible with the existing Securities of such series for U.S. federal income tax purposes.

             Section 3.02     Denominations.  In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of $2,000 and multiples of $1,000 in excess thereof, and shall be payable only in U.S. Dollars.

              Section 3.03     Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed in the name and on behalf of the Company by an Officer.  Such signatures may be the manual signature of the present or any future such Officer.  If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture, Company Order or Officer’s Certificate setting forth the terms of the Securities of a series.  The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the principal amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c) In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 11.02) shall be fully protected in relying upon, an Officer’s Certificate, prepared in accordance with Section 15.01 stating that the conditions precedent, if any, provided for in this Indenture have been complied with, and an Opinion of Counsel, prepared in accordance with Section 15.01 and substantially in the form set forth below:

(i) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing;

(ii) if applicable, that the supplemental indenture, setting forth the terms of such Securities, when executed and delivered by the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing; and

(iii) that all conditions precedent, if any, provided for in this Indenture in respect of the authentication and delivery by the Company of such Securities have been complied with.

Notwithstanding the provisions of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Officer’s Certificate or Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that nothing in this clause (c) is intended to derogate the Trustee’s rights to receive an Officer’s Certificate and Opinion of Counsel under Section 15.01.

(d) The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise.

(e) Each Security shall be dated the date of its authentication.

(f) If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instruction and (iv) shall bear a legend substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(g) Each Depository designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h) Members of, or participants in, the Depository (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Security Custodian under such Global Security, and the Depository may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Members, the operation of customary practices of the Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Security.  The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(i) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or an Authenticating Agent by manual signature of an authorized signatory of the Trustee or the Authenticating Agent, as the case may be, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

             Section 3.04     Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Securities may determine, as conclusively evidenced by their execution of such temporary Securities.  Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series.  Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b)If temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency maintained by the Company in a Place of Payment for such purposes provided in Section 6.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

             Section 3.05     Registrar.

(a) The Company shall keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall be open for inspection by the Trustee during business hours on business days in the location of the Registrar.  Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.  The Company may have one or more co-Registrars; the term “Registrar” includes any co-Registrar.

(b)The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar for any series, the Trustee shall act as such.  The Company or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c) The Company hereby initially appoints The Bank of New York Mellon at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such in replacement of the Trustee as such.  So long as the Trustee serves as Registrar, it will be entitled as Registrar to the same rights of compensation, reimbursement and indemnification under Section 11.01 as if it were Trustee.  No Person shall at any time be appointed as or act as Registrar unless such Person is at such time empowered under applicable law to act as such Registrar.

             Section 3.06     Transfer and Exchange.

(a) When Securities of a series are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series of other denominations, the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. A Holder may transfer or exchange Securities only in accordance with this Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge pay able in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 3.04 or 4.02).

(b)Neither the Company nor the Registrar will be required (a) to issue, register the transfer or purchase of, or exchange Securities of any series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day such notice is sent or (b) to issue, register the transfer or purchase of, or exchange Securities of any series selected for redemption.

(c)Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Security (including any transfers between or among participants or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)Neither the Trustee nor any Agent shall have any responsibility or obligation with respect to the accuracy of the records of the Depository or its nominee or any Members, with respect to any ownership interest in the Securities or with respect to the delivery to any Members, Beneficial Owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Members and any Beneficial Owners.  The Trustee and the Agents shall be entitled to deal with the Depository, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Note and shall have no obligations to the Beneficial Owners thereof.  None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depository and any Members or between or among the Depository, any such Members and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(e)Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and any Member, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

             Section 3.07     Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and neither gain nor loss in interest shall result from such exchange or substitution.

(b)In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c)Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(d)Every new Security of any series issued pursuant to this Section 3.07 shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e)The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

              Section 3.08     Payment of Interest; Interest Rights Preserved.

(a) Interest on any Security which is payable, and is paid or provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date.  Payment of interest and Additional Interest, if any, on Securities shall be made at the Corporate Trust Office or in accordance with the applicable procedures of the Depository (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

(b)If the Company defaults in a payment of any interest or Additional Interest, if any, on any Security (“Defaulted Interest”), then such Defaulted Interest shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) of this Section 3.08(b):

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series, not less than 10 calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or of any automated quotation system on which any such Securities may be quoted, and upon such notice as may be required by such exchange or quotation system, as applicable, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)Subject to the foregoing provisions in this Section 3.08, each Security delivered under this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

              Section 3.09     Cancellation.     Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or otherwise shall, if surrendered to any Person other than the Paying Agent, be delivered to the Paying Agent for cancellation and shall be promptly canceled by it and, if surrendered to the Paying Agent, shall be promptly canceled by it.  The Company may at any time deliver to the Paying Agent for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Paying Agent for cancellation any Securities previously authenticated hereunder that the Company has not issued or sold, and all Securities so delivered shall be promptly canceled by the Paying Agent.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  The Paying Agent shall dispose of all canceled Securities held by it in accordance with its then customary procedures, unless otherwise directed by a Company Order, and deliver a certificate of such disposal to the Company upon its request therefor.  The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Paying Agent for cancellation.

             Section 3.10     Computation of Interest.     Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

             Section 3.11     CUSIP Numbers.  The Company in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange, as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee and the Agents of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE IV

REDEMPTION OF SECURITIES

             Section 4.01     Applicability of Right of Redemption.   Redemption of Securities permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article IV; provided,  however, that if any such terms of a series of Securities shall conflict with any provision of this Article IV, the terms of such series shall govern.

             Section 4.02     Selection of Securities to be Redeemed.

(a)If less than all of the Securities in any series are to be redeemed, the Securities for redemption will be selected as follows:  (i) if such Securities are listed on a national securities exchange, in compliance with the requirements of such securities exchange; or (ii) on a pro rata basis (subject to the procedures of the Depository) or, to the extent a pro rata basis is not permitted, in such manner as the Trustee  shall deem to be fair and appropriate; provided that, in each case, no Securities of $2,000 or less shall be purchased or redeemed in part.  In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series.

(b)For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

             Section 4.03     Notice of Redemption.

(a) Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 30 calendar days (or such shorter period as is specifically provided for solely in respect of a Mandatory Redemption) nor more than 60 calendar days prior to the applicable Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article IV, in the manner provided in Section 15.04.  Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b)All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:

(i) such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series in a Company Order, Officer’s Certificate or a supplemental indenture establishing such series, if such be the case;

(ii) the Redemption Date and whether the redemption is contingent upon any transaction or event and, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed;

(iii) the Redemption Price (or, if not then ascertainable, the manner in which the Redemption Price will be calculated);
(iv) if less than all Outstanding Securities of any series are to be redeemed, the identification and the principal amounts of the Securities of such series to be redeemed;

(v) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price;
(vii) the name and address of the Paying Agent;
(viii) the paragraph of the Securities of any series pursuant to which the Securities of such series are to be redeemed;
(ix) the CUSIP and/or ISIN number, if any;
(x) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number, if any, listed in such notice or printed on the Securities; and

(xi) any other information as may be required by the terms of the particular series or the Securities of a series being redeemed.

             Section 4.04     Deposit of Redemption Price.    On or prior to 10:00 a.m., New York City time, on each Redemption Date for any Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money in U.S. Dollars (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of, and accrued and unpaid interest and Additional Interest, if any, on, such Securities or any portions thereof that are to be redeemed on that date.  The Paying Agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 4.04.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption of and accrued and unpaid interest and Additional Interest, if any, on all Securities to be redeemed.

              Section 4.05     Securities Payable on Redemption Date.   If notice of redemption has been given as provided in Section 4.03 hereof, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price  and from and after such date (unless the Company shall Default in the payment of the Redemption Price and accrued and unpaid interest and Additional Interest, if any) such Securities shall cease to bear interest, and, except as provided in Section 12.03, such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trustee or Paying Agent with the moneys deposited in accordance with Section 4.04 at the Redemption Price (unless the Company shall Default in the payment of the Redemption Price and accrued and unpaid interest and Additional Interest, if any); provided,  however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08. If the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest and Additional Interest, if any, will be paid to the person in whose name the Security of a series is registered at the close of business on such Record Date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

              Section 4.06     Securities Redeemed in Part.   Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.  In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

             Section 4.07     Offers to Repurchase by Application of Proceeds.

(a) In the event that, pursuant to Section 6.15, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b)The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness as required by Section 6.15.  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Securities of each applicable series and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Securities of such series and Pari Passu Indebtedness properly tendered in response to the Asset Sale Offer.  Payment for any Securities of such series so purchased shall be made in the same manner as interest payments are made.

(c)If the Purchase Date is on or after a regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Securities of any series pursuant to the Asset Sale Offer.

(d)Upon the commencement of an Asset Sale Offer, the Company shall send, in the manner provided in Section 15.04, a notice to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities of each applicable series pursuant to the Asset Sale Offer.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 4.07 and Section 6.15 and the length of time the Asset Sale Offer shall remain open;
(ii) the Offer Amount, the purchase price and the Purchase Date;
(iii) that any Security of a series not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Company defaults in making such payment, any Security of a series accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v) that Holders electing to have a Security of a series purchased pursuant to an Asset Sale Offer may elect to have Securities of such series purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(vi) that Holders electing to have a Security of a series purchased pursuant to any Asset Sale Offer shall be required to surrender the Security of such series, with the form entitled “Option of Holder to Elect Repurchase” attached to the Security of such series completed, or transfer such Security of such series by book-entry transfer, to the Company, the Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security of the applicable series the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security of such series purchased;

(viii) that, if the aggregate principal amount of Securities of each series and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Securities of each series and the Company, or, if so elected by the Company, the agent for such Pari Passu Indebtedness, shall select such Pari Passu Indebtedness to be purchased on a pro rata  basis based on the accreted value or principal amount of the Securities of each series or such Pari Passu

Indebtedness properly tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Securities of the applicable series were purchased only in part shall be issued new Securities of such series equal in principal amount to the unpurchased portion of the Securities of such series surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities of each series or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities of such series properly tendered and (2) deliver or cause to be delivered to the Trustee the Securities of each series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities of such series or portions thereof so tendered.

(f)The Company, the Depository or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities of each series properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon receipt of a Company Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Security to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Security) in a principal amount equal to any unpurchased portion of the Security of a series surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Security shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.  Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 4.07 or Section 6.15, any purchase pursuant to this Section 4.07 shall be made pursuant to the applicable provisions of this Article IV.

ARTICLE V

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

             Section 5.01     Company May Consolidate, Etc., Only on Certain Terms.  (A) On and after the Escrow Release Date, the Company may not consolidate or merge with or into, or sell, lease or convey all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, in any one transactions or series of transactions, to any other Person, unless:

(i)the resulting, surviving or transferee Person (the “successor”) is either the Company or is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations under this Indenture and the Securities of the applicable series;

(ii)immediately after giving effect to such transaction no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing; and

(iii)immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Test Period, (x) the successor would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in Section 6.10(A) or (y) the Total Leverage Ratio for the successor and its Restricted Subsidiaries would be less than or equal to the Total Leverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

(B) Notwithstanding the foregoing, the Company may merge or amalgamate with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction of the United States, any state thereof or the District of Columbia or converting the Company into a limited liability company organized under the United States, any state thereof or the District of Columbia (provided that the Company shall have a co-issuer that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia).

             Section 5.02     Successor Substituted.   Upon any consolidation or merger, or any sale, lease or disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor will be substituted for the Company in this Indenture and the Registration Rights Agreements with the same effect as if it had been an original party thereto.  Thereafter, the successor may exercise the rights and powers of the Company under this Indenture.

             Section 5.03     Documents to be Given to the Trustee.  The Trustee shall receive an Officer’s Certificate and an Opinion of Counsel each stating that any consolidation, merger, sale, lease or disposition referred to in this Article V and supplemental indenture required to be executed in connection with this Article V, complies with the provisions of this Article V and that all conditions precedent provided herein relating to such transactions have been complied with.

ARTICLE VI

COVENANTS

              Section 6.01     Payment of Principal, Premium, if Any, and Interest.   The Company covenants and agrees for the benefit of the Holders that it will pay or cause to be paid the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of any series in accordance with the terms of and in the manner provided in the Securities of such series and this Indenture.  Principal (and premium, if any) and interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m., New York time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal (and premium, if any) and interest and Additional Interest, if any, then due.

The Company shall pay interest on overdue principal at the rate of 1.0% per annum (the “Overdue Rate”) in excess of the interest rate applicable to the Securities of any series specified therefor in the such Securities, and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same rate to the extent lawful.

               Section 6.02     Maintenance of Office or Agency.  The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of any series and this Indenture may be served.  The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency, if such office is an office other than that of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided,  however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in The City of New York for such purposes.  The Com pany will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 3.05.

              Section 6.03     Money for Securities Payments To Be Held in Trust.  (a) If the Company shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities of any series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for the Securities, they will, on or before each due date of the principal of (or premium, if any) or interest on any Securities of any series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

(c)The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of any series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)give the Trustee notice of any Default by the Company in the making of any payment of principal (and premium, if any) or interest; and

(iii)at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d)The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(e)Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Securities of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided,  however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

              Section 6.04    Existence.  Except as permitted by Article V and this Section 6.04, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the rights (based on organization documents and statute) and franchises of the Company and each Restricted Subsidiary; provided,  however, that the Company shall not be required to preserve any such existence, right or franchise of a Restricted Subsidiary if the Company shall determine in its judgment that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

               Section 6.05     Payment of Taxes.  The Company will, and will cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges except (x) such as are being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP or (y) where failure to effect such payment or discharge, taken as a whole, would not materially affect the Company's ability to make anticipated principal or interest payments on the Securities (in the good faith judgment of management of the Company).

[Reserved].

              Section 6.07     Statement by Officers as to Default.   The Company shall deliver to the Trustee by registered or certified mail or facsimile transmission, promptly upon becoming aware of the occurrence of any Default or Event of Default, a statement specifying such Default or Event of Default.

The Company will deliver to the Trustee annually, within 120 days after the end of each fiscal year of the Company beginning April 30, 2016, a certificate from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

               Section 6.08     SEC Reports and Reports to Holders.  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as Securities of any series are Outstanding, the Company shall provide the Trustee and Holders within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in the SEC’s rules and regulations:

(a)all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Company’s certified independent accountants; and

(b)all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system (or successor thereto) or on the Company’s website within the applicable time period.

In addition, whether or not required by the SEC, the Company shall, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (a) and (b) of this Section 6.08 with the SEC for public availability within the time periods specified in the SEC’s rules and regulations.  In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request.

To the extent not satisfied by the foregoing, the Company will agree that, for so long as any Securities of any series are Outstanding, it will furnish to Holders, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any provision of this Section 6.08 for purposes of Section 7.01(iii)  as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on certificates from the Company).

              Section 6.09     Limitation on Restricted Payments.   (A) On and after the Escrow Release Date, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(a) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of the Company’s or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation, other than:

(i)dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests, or

(ii)dividends or distributions payable to the Company or a Restricted Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary of the Company other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary of the Company receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or any of its Restricted Subsidiaries, including in connection with any merger, amalgamation or consolidation;

(c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (i) Indebtedness of the type incurred pursuant to clause (g) of the definition of “Permitted Debt” or (ii) the purchase, redemption, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, repurchase or acquisition; or

(d) make any Restricted Investment;

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)the Company can incur at least $1.00 of additional Indebtedness pursuant to Section 6.10(A); and

(iii)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Escrow Release Date (including Restricted Payments permitted by Section 6.09(B)(1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the Applicable Amount.

(B) The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) Restricted Payments made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3) the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or any Restricted Subsidiary of the Company which is incurred in compliance with Section 6.10 so long as:

(A) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired, plus the amount of all accrued interest and any reasonable fees, expenses and premium incurred or paid in connection with such redemption, repurchase, acquisition, defeasance, exchange or retirement and the incurrence of such new Indebtedness;

(B) such new Indebtedness is subordinated to the Securities of each series at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, defeased, exchanged, acquired or retired; provided that this subclause (B) need not be satisfied if (i) such new Indebtedness can be incurred pursuant to Section 6.10(A) or (ii) the amount of such new Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to redeem, repurchase, defease, exchange, acquire or retire such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amounts);

(C) such new Indebtedness has a Weighted Average Life to Maturity at the time incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the Stated Maturity of any Securities of any series then Outstanding were instead due on such date one year following the Stated Maturity of such Securities; and

(D) the obligor of such new Indebtedness does not include any Restricted Subsidiary that is not an obligor of the Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any of its Restricted Subsidiaries or direct or indirect parent companies held by any future, present or former employee, director or consultant of, or service provider to, the Company, any of its Restricted Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided,  however, that the aggregate Restricted Payments made under this clause (4) do not exceed $75.0 million in the aggregate in any calendar year since the Escrow Release Date (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year, with the permitted amount for each year being used prior to any amount carried over from the previous year); provided, further, that such amount may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors or consultants of, or service providers to, the Company, any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B)(1) of the definition of “Applicable Amount”; plus

(B)the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(C)the amount of any Restricted Payments previously made since the Escrow Release Date pursuant to clauses (A) and (B) of this clause (4);

provided, further, that cancellation of Indebtedness owing to the Company, or its Restricted Subsidiaries from members of management of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company, its Restricted Subsidiaries or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 6.09 or any other provision of this Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or preferred stock of any of the Company’s Restricted Subsidiaries issued in accordance with Section 6.10;

(6) repurchases of Equity Interests (A) deemed to occur upon exercise of stock options, warrants or similar instruments if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options, warrants or similar instruments or (B) upon the vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(7) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to the provisions similar to those described under Sections 6.14 and 6.15; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer relating to such Securities, as applicable, have been repurchased, redeemed or otherwise acquired for value;

(8) the declaration and payment of dividends by the Company to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay:

(A)franchise taxes and other fees, taxes and expenses required to maintain their corporate or other legal existence, and

(B)customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Subsidiaries;

(9) payments to holders of Equity Interests (or to the holders of Indebtedness that is convertible into or exchangeable for Equity Interests upon such conversion or exchange) in lieu of the issuance of fractional shares;

(10) other Restricted Payments; provided that the amount of any such Restricted Payment, when taken together with the amount of all other Restricted Payments made pursuant to this clause (10), does not exceed the greater of (x) $750.0 million and (y) 2.5% of Total Assets; and

(11) any Restricted Payments made in connection with the closing of the Verizon Acquisition;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under Section 6.09(B)(10), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  For purposes of determining compliance with this Section 6.09, in the event that a Restricted Payment meets the criteria of more than one of the categories described in Section 6.09(A), clauses (1) through (11) of Section 6.09(B) or the definition of “Permitted Investments,” the Company will be permitted to classify such Restricted Payment and later reclassify all or a portion of such Restricted Payment in any manner that complies with this Section 6.09.  In addition, a Restricted Payment need not be permitted solely by reference to one provision permitting such Restricted Payment but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.09 permitting such Restricted Payment.

                Section 6.10     Limitation on Incurrence of Indebtedness.   (A) On and after the Escrow Release Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided,  however, that the Company may incur Indebtedness (including Acquired Indebtedness) if as of the date any such Indebtedness is incurred, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Company’s Total Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 4.50 to 1.00.

(B) The foregoing limitations will not apply to the following (“Permitted Debt”):

(a)the incurrence of Indebtedness under Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), (x) up to an aggregate principal amount of $3,500.0 million and (y) without duplication, Indebtedness incurred to extend, renew, refund, refinance or replace any Indebtedness incurred pursuant to clause (a)(x) (including additional Indebtedness incurred to pay premiums, expenses and fees in connection therewith);

(b)the incurrence by the Company of Indebtedness represented by the Securities (other than any Additional Notes), any  Exchange Securities issued in exchange therefor in accordance with any Registration Rights Agreement and any Indebtedness to the extent that the net proceeds therefrom are promptly deposited to defease or discharge all of the Securities in full;

(c)Existing Indebtedness (other than Indebtedness described in clauses (a) and (b) of this Section 6.10(B));

(d)Indebtedness (including Capital Lease Obligations, Indebtedness related to Sale and Lease-Back Transactions, mortgage financings or purchase money obligations) incurred by the Company or any of its Restricted Subsidiaries, or preferred stock of any Restricted Subsidiary issued, to finance the purchase, lease, construction or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of property (real or personal) or equipment that is used or useful in the business of the Company or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to extend, renew, refund, refinance or replace any other Indebtedness and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $250.0 million and (y) 1.00% of Total Assets;

(e)Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, death, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided,  however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(f)Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing of all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided,  however, that the maximum assumable liability in respect of all such Indebtedness incurred or assumed in connection with any disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(g)Indebtedness of the Company to any Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Securities; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed in each case to be an incurrence of such Indebtedness;

(h)Indebtedness or preferred stock of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note;

(i)Indebtedness of the Company; provided,  however, that the aggregate principal amount of Indebtedness or liquidation preference of preferred stock incurred under this clause (i), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (i) and any Refinancing Indebtedness incurred to extend, renew, refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed the greater of $1,000.0 million and 5.0% of Total Assets;

(j)(x) Swap Obligations of the Company entered into for bona fide (non-speculative) business purposes and (y) Indebtedness of the Company in respect of Interest Rate Agreements, Commodity Agreements and Currency Agreements;

(k)obligations in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations of the Company or any of its Restricted Subsidiaries and letters of credit supporting any of the foregoing (in each case other than for an obligation for money borrowed);

(l)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or preferred stock which serves to extend, renew, replace, refund or refinance any Indebtedness or preferred stock incurred as permitted under Section 6.10(A), clauses (b), (c) and (m) of this Section 6.10(B), this clause (l) or any Indebtedness or preferred stock issued to so extend, renew, replace, refund or refinance such Indebtedness or preferred stock including additional Indebtedness or preferred stock incurred to pay premiums, expenses and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided,  however, that such Refinancing Indebtedness:

(i)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, renewed, replaced, refunded or refinanced;

(ii)to the extent such Refinancing Indebtedness extends, renews, replaces, refunds or refinances Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Securities at least to the same extent as the Indebtedness being extended, renewed, replaced, refinanced or refunded; provided that this subclause (ii) need not be satisfied if the amount of such Refinancing Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to refinance such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amount); and

(iii)shall not include Indebtedness of a Restricted Subsidiary of the Company that refinances Indebtedness of the Company,

(m)(i)  Indebtedness or preferred stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into or amalgamated with a Restricted Subsidiary of the Company in accordance with the terms of this Indenture, provided that in the case of this clause (i) immediately and after giving effect to such acquisition, amalgamation or merger either (1) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio set forth in Section 6.10(A) or (2) the Company’s Total Leverage Ratio is less than or equal to the Company’s Total Leverage Ratio immediately prior to such acquisition, amalgamation or merger; or

(ii)Indebtedness or preferred stock of the Company incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition of Persons that are acquired by the Company or any Restricted Subsidiary of the Company or merged into or amalgamated with a Restricted Subsidiary of the Company in accordance with the terms of this Indenture, provided that in the case of this clause (ii) immediately after giving effect to such acquisition, amalgamation or merger either (1) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio set forth in Section 6.10(A) or (2) the Company’s Total Leverage Ratio is less than or equal to the Company’s Total Leverage Ratio immediately prior to such acquisition, amalgamation or merger; or

(iii)Indebtedness of Persons acquired by the Company, directly or indirectly, pursuant to the Verizon Purchase Agreement in existence on both the Issue Date and the Escrow Release Date, plus interest accruing thereon;

(n)Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence, (ii) in respect of netting, overdraft protection and other arrangements arising under standard business terms of any bank which the Company or any of its Restricted Subsidiaries maintains an overdraft, cash pooling or other similar facility or arrangements or (iii) arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(o)Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(p) (1)  any guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness or other obligations of any of the Company’s Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (2) Indebtedness of any Restricted Subsidiary of the Company in an aggregate principal amount such that, on a pro forma basis after giving effect to the incurrence and application of proceeds of such Indebtedness, the Company’s Secured Leverage Ratio for the Test Period immediately preceding the date of incurrence of such Indebtedness shall be less than or equal to 1.25 to 1.00, together with any Refinancing Indebtedness incurred to extend, renew, replace, refund or refinance any Indebtedness incurred pursuant to this clause (p)(2);

(q)Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums and (ii) take-or-pay or similar obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(r)Indebtedness of the Company or any of its Restricted Subsidiaries attributable to any Sale and Lease-Back Transaction or similar transaction entered into by the Company or any of its Restricted Subsidiaries in connection with a Plan Contribution.

(C)       For purposes of determining compliance with this Section 6.10:

(a)in the event that an item of Indebtedness or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness or preferred stock described in clauses (a) through (r) of Section 6.10(B) or is entitled to be incurred pursuant to Section 6.10(A), the Company, in its sole discretion, will classify or reclassify such item of Indebtedness or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness or preferred stock in one of the clauses of Section 6.10(B)  or as having been incurred pursuant to Section 6.10(A); provided, that all Indebtedness outstanding under the Senior Credit Facilities on the Escrow Release Date will be treated as incurred on such date Section 6.10(B)(a) and the Company shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Escrow Release Date;

(b)at the time of incurrence or thereafter, the Company will be entitled to divide and classify or reclassify an item of Indebtedness or preferred stock in more than one of the types of Indebtedness or preferred stock described above; and

(c)the Company or the applicable Restricted Subsidiary may, but shall not be required to, elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness (including with respect to any revolving loan commitment) as being incurred at the time of such commitment and thereafter outstanding so long as such commitment remains outstanding, regardless of whether fully drawn, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed to be an incurrence at such subsequent time.

(D)Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock and the reclassification of preferred stock as Indebtedness due to a change in accounting principles or the application thereof will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.10.

             Section 6.11     Limitation on Liens.  On and after the Escrow Release Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, allow any Lien on any of the Company’s or its Restricted Subsidiaries’ property or assets (which includes capital stock) securing Indebtedness, unless the Lien secures the Securities equally and ratably with, or prior to, any such Indebtedness secured by such Lien, for so long as such other Indebtedness is so secured, except:

(i)in the case of Liens securing Secured Indebtedness which the Company or its Restricted Subsidiaries may issue, assume, guarantee or permit to exist in an aggregate principal amount such that, on a pro forma basis after giving effect to the issuance and application of proceeds of such Secured Indebtedness, the Company’s Secured Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 1.25 to 1.00; and

(ii)Permitted Liens (without duplication).

~~Any Lien created for the benefit of Holders pursuant to this Section 6.11 shall be automatically released without any further action by the Holders upon release of the Lien on such other Indebtedness.~~

             Section 6.12     Limitations on Transactions with Affiliates.  (A) On and after the Escrow Release Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of $100.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person as determined by the Company in good faith (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined in good faith to be fair to the Company or the relevant Restricted Subsidiary), and

(b)the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $250.0 million, a resolution adopted by the majority of the Board of Directors of the Company (and a majority of the disinterested directors serving on the Board of Directors of the Company) approving such Affiliate Transaction and an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 6.12(A)(a).

(B) The foregoing provisions will not apply to the following:

(i) transactions between or among the Company and/or any of its Restricted Subsidiaries;
(ii) (x) Restricted Payments permitted by Section 6.09 and (y) Permitted Investments;

(iii) (A) fees paid to, and indemnities provided on behalf of, and employment and severance agreements entered into with, current or former officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries in the ordinary course of business and (B) any employee benefits plans or similar plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(iv) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.12(A)(a);

(v) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any agreement to which it is a party as of the Escrow Release Date and any similar agreements which it may enter into thereafter; provided,  however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Escrow Release Date shall only be permitted by this clause (v) to the extent that the terms of any such agreement, together with all amendments thereto, taken as a whole, or new agreement are not more disadvantageous as determined by the Company to the Holders or the Company and its Restricted Subsidiaries in any material respect than the agreement in effect as of the Escrow Release Date;

(vi) any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect securityholders of the Company or any Restricted Subsidiary of the Company (and the performance of such agreements);

(vii) any transaction with an entity which would constitute an Affiliate Transaction solely because the Company or any of its Restricted Subsidiaries owns an equity interest in or otherwise controls such entity; provided that no Affiliate of the Company or any of its Restricted Subsidiaries other than the Company or a Restricted Subsidiary of the Company shall have a beneficial interest in such joint venture or similar entity;

(viii) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(ix) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary of the Company which are approved by a majority of the Board of Directors of the Company in good faith;

(x) transactions permitted by, and complying with, the provisions of Article V;
(xi) any contribution of capital to the Company;

(xii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xiii) any Plan Contribution; and

(xiv) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Affiliates are generally treated no more favorably than non-Affiliates in such transactions.

             Section 6.13     Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  On and after the Escrow Release Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)          (1)  pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries:

(A) on its Capital Stock or
(B) with respect to any other interest or participation in, or measured by, its profits or

(2)pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(i)contractual encumbrances or restrictions in effect on the Escrow Release Date, including pursuant to the Senior Credit Facilities and Existing Indebtedness and related documentation as in effect on the Escrow Release Date;

(ii)this Indenture and the Securities;

(iii)purchase money obligations and Capital Lease Obligations for property that impose restrictions of the nature set forth in Section 6.13(c) on that property;

(iv)applicable law or any applicable rule, regulation or order, approval, license or similar restriction, including Governmental Authorizations;

(v)any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi)contracts for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(vii)Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.10 and 6.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(viii)restrictions on cash or other deposits or net worth imposed by customers, suppliers, landlords or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(ix)customary provisions in joint venture agreements and other similar agreements;

(x)customary provisions contained in leases, licenses and other agreements entered into in the ordinary course of business;

(xi)restrictions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(xii)other Indebtedness or preferred stock of the Company or any of its Restricted Subsidiaries that is incurred pursuant to Section 6.10; provided that such encumbrances or restrictions (1) are no less favorable to the Company or such Restricted Subsidiary, taken as a whole, than those included in the Senior Credit Facilities as in effect as of the Escrow Release Date (as determined by the Board of Directors of the Company in good faith) or (2) will not materially affect the Company’s ability to make anticipated principal or interest payments on the Securities (as determined by the Board of Directors of the Company in good faith); and

(xiii)any encumbrances or restrictions of the type referred to in Section 6.13(a), (b) and (c) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) of this Section 6.13(c), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (1) are, in the good faith judgment of the Company’s Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, taken as a whole, or (2) will not materially affect the Company’s ability to make antici pated principal or interest payments on the Securities (as determined by the Board of Directors of the Company in good faith).

             Section 6.14     Repurchase of Securities upon a Change of Control Triggering Event.   If a Change of Control Triggering Event occurs with respect to the Securities, each Holder of Securities will have the right to require the Company to repurchase all or any part, equal to $2,000 and integral multiples of $1,000, of that Holder’s Securities pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in this Indenture at an offer price in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest on the Securities to the applicable date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, if the Company had not, prior to the Change of Control Triggering Event, sent a redemption notice, with a copy to the Trustee, for all the Securities in connection with an optional redemption permitted by Article IV, the Company will mail a notice (the “Change of Control Notice”), with a copy to the Trustee, to each registered Holder briefly describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to repurchase Securities on the date specified in such Change of Control Notice (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice (which procedures shall be reasonably acceptable to the Trustee).

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of a series of Securities as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof properly tendered; and

(3)deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

The Paying Agent will promptly pay to each registered Holder of a series of Securities so tendered and not withdrawn the Change of Control Payment for such series of Securities, and the Trustee will promptly authenticate, or cause to be transferred by book entry, to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided, that each such new Security will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.  Any Security so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.  If a Change of Control Notice is delivered prior to the occurrence of a Change of Control Triggering Event, such Change of Control Notice shall state that the Change of Control Offer is conditional on the occurrence of such Change of Control and Ratings Decline and describe each such condition, and, if applicable, state that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.  The Change of Control Notice shall also specify the date by which such notice was required to be given, the date by which the Holders have to make an election to repurchase and the procedures therefor, and whether the Holders may withdraw their election to repurchase and the procedures therefor.

In the event that Holders of not less than 90% in aggregate principal amount of the Outstanding Securities of a series validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Securities of that series validly tendered and not withdrawn by such Holders, within 60 days of such purchase, the Company or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, to redeem all of the Securities of that series that remain Outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest on the Securities of that series to, but excluding, the Redemption Date pursuant to the procedures set forth in Article IV.

              Section 6.15     Asset Sales.

(a) On or after the Escrow Release Date, the Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(ii) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents, Replacement Assets or a combination of the foregoing.

Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:

(1)to permanently reduce Obligations under Secured Indebtedness, Indebtedness of any Subsidiary and any other Pari Passu Indebtedness and to correspondingly reduce commitments with respect thereto, provided that if the Company shall so reduce Obligations under any other Pari Passu Indebtedness (other than Pari Passu Indebtedness that is Secured Indebtedness), it will equally and ratably reduce Obligations under the Securities of the applicable series in accordance with the procedures set forth in Article IV, through privately negotiated transactions or open market purchases or by making an offer (in accordance with the procedures set forth in Section 4.07 for an Asset Sale Offer) to all Holders to purchase their Securities of such series in each case at or above 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities of such series that would otherwise be prepaid, which offer shall constitute a reduction of the Obligations under the Securities of the applicable series under this provision, whether or not accepted;

(2)to (a) make an investment in any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning or continuing to own an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) make capital expenditures or (c) acquire other assets (including assets that replace the business, properties and assets that were the subject of the Asset Sale), in each of (a), (b) and (c), engaged, used or useful in a Similar Business;

(3)to retire Securities pursuant to the procedures set forth under Article IV; or

(4)any combination of the foregoing;

provided that, in the case of clause (2) above, a binding commitment entered into prior to the end of such 365-day reinvestment period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Replacement Commitment”) within nine months of such cancellation or termination; provided,  further, that if any Replacement Commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale that are not invested or applied as set forth in the preceding paragraph and within the 365-day reinvestment period will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $100.0 million, the Company shall make an offer to all Holders, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Securities of each series and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 4.07.  The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Securities of each series and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture, subject to other covenants contained in this Indenture.  If the aggregate principal amount of Securities of each series or the Pari Passu Indebtedness surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities of each series and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Securities of each series or such Pari Passu Indebtedness tendered in accordance with Section 4.07.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds of Asset Sales, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(b)For purposes of clause (a) of this Section 6.15 only, the following shall be deemed to be Cash Equivalents:  (i) any liabilities (as shown on the Company’s, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto) of the Company or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Securities of the applicable series, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been unconditionally released by all creditors or their representatives in writing or that are discharged by the transferee or a third party in a transaction pursuant to which neither the Company nor any of its Restricted Subsidiaries has any liability following such Asset Sale, (ii) any Securities or other obligations or securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, (iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of such Indebtedness in connection with such Asset Sale; and (iv) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iv) that is at that time in existence, not to exceed an amount equal to the greater of $900.0 million or 3.00% of Total Assets, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

              Section 6.16     Suspension of Covenants.   During the period in which:  (1) the Securities of a series have an Investment Grade Rating from at least two Rating Agencies or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date hereof and (2) no Default or Event of Default has occurred and is continuing under this Indenture with respect to the Securities of such series (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the following provisions of this Indenture will not be applicable to the Securities of such series:

(A)Section 6.09;

(B)Section 6.10;

(C)Section 6.12;

(D)Section 6.13;

(E)Section 6.15; and

(F)clause (iii) of Section 5.01(A);

(collectively, the “Suspended Covenants” and, the date of such suspension, the “Suspension Date”).  Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be set at zero.  In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies that had assigned an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities of a series below an Investment Grade Rating and as a result less than two Rating Agencies have assigned an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.  The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.”  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).  For purposes of determining compliance with Section 6.11 during the Suspension Period, it shall be assumed that the provisions of Section 6.10 are applicable during such period as if the applicable Covenant Suspension Event had not occurred.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 6.10(A).  To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to Section 6.10(A), such Indebtedness will be deemed to have been outstanding on the Escrow Release Date, so that it is classified as permitted under clause (c) of the definition of “Permitted Debt.”  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 6.09 will be made as though Section 6.09 had been in effect since the Escrow Release Date and throughout the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 6.09(A).  Notwithstanding anything to the contrary, during a Suspension Period the Company may not designate any Subsidiary as an Unrestricted Subsidiary.

The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 6.16 and, upon written request by the Company and at its expense, the Trustee shall deliver a notice of such occurence to the Holders of Securities at their addresses as the same shall then appear in the Register.  Any failure of the Company to deliver such Officer’s Certificate or the Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any events described under this Section 6.16.  The Trustee shall have no duty to monitor any of the events described under this Section 6.16.

For the avoidance of doubt, the provisions of this Section 6.16 shall only be applicable to the Securities of a series in respect of which a Covenant Suspension Event has occurred.

              Section 6.17     Designation of Restricted and Unrestricted Subsidiaries.  Following the Escrow Release Date, the Company’s Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be deemed to be a designation of each of such entity’s Subsidiaries as Unrestricted Subsidiaries.  Following the Escrow Release Date, if a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of such designation and may reduce the amount available for Restricted Payments under Section 6.09 or under one or more of the clauses of the definition of Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 6.09.

             (b)    If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary under this Indenture, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.10, the Company will be in default of such covenant.

(c)Following the Escrow Release Date, the Company’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)the Company could incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio set forth in Section 6.10(A); or

(2)the Company’s Total Leverage Ratio is less than or equal to the Company’s Total Leverage Ratio immediately prior to such designation, on a pro forma basis taking into account such designation;

provided,  further, that such redesignation will be deemed to be an incurrence of Indebtedness and, if applicable, an incurrence of related Liens by a Restricted Subsidiary of the Company of any outstanding Indebtedness and, if applicable, related Liens of such Unrestricted Subsidiary and such redesignation will only be permitted if (1) such Indebtedness and, if applicable, related Liens are permitted under Section 6.10 and, if applicable, Section 6.11, calculated, if applicable, on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

ARTICLE VII

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

                        Section 7.01     Events of Default.   The term “Event of Default,” wherever used herein, with respect to any series of Securities, means any of the following:

(i) default in the payment of any installment of interest upon any Securities of any series as and when the same shall become due and payable, and continuance of such default for a period of 60 days;

(ii)default in the payment of all or any part of the principal or premium (if any) on any Security of such series as and when the same shall become due and payable either at its final Stated Maturity, upon any redemption, by declaration or otherwise;

(iii)failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such series or contained in this Indenture for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series;

(iv)default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of a series of Securities, if

(A) such default either

(1)results from the failure to pay any such Indebtedness at its final Stated Maturity (after giving effect to any applicable grace periods) or

(2)relates to an obligation other than the obligation to pay principal of any such Indebtedness at its final Stated Maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its final Stated Maturity;

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $500.0 million or more at any one time outstanding; and

(C) in the case of the occurrence of a default described in Section 7.01(iv)(A)(2), such default results in (x) the acceleration of such Indebtedness prior to the final Stated Maturity thereof or (y) the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

(v)failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $500.0 million or its foreign currency equivalent (net of any amounts which are covered by insurance policies from creditworthy insurers), which final judgments remain undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final; or

(vi)the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

             Section 7.02     Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in Section 7.01(i) or (ii) occurs with respect to any series of Securities and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding of such series by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of the Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

(b)If an Event of Default described in Section 7.01(iii) occurs with respect to any series of Securities and is continuing for a period of 60 days after the date on which the underlying Default becomes an Event of Default, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Securities of such series then Outstanding by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of all of the Securities of such series then Outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.

(c) If an Event of Default described in Section 7.01(vi) occurs and is continuing, then the principal amount of all the Securities then Outstanding of such series, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(d)The foregoing provisions are subject to the condition that if, at any time after the principal of the Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided:

(x) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:

(i)	all matured installments of interest upon all the Securities of such series; and
(ii)	the principal of any and all Securities of such series which shall have become due otherwise than by acceleration; and
(iii)

interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the Overdue Rate applicable to such series to the date of such payment or deposit; and

(iv)	all amounts payable to the Trustee pursuant to Section 7.07; and

(y) all Events of Default with respect to such series of Securities, other than the non-payment of the principal of Securities of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of a majority, or any applicable supermajority, in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults related to such series of Securities and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default relating to such series of Securities or shall impair any right consequent thereon.

(e)In the event of a declaration of acceleration of the Securities because an Event of Default pursuant to Section 7.01(iv) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the default triggering such Event of Default pursuant to Section 7.01(iv) shall be remedied or cured, or waived by the holders of the Indebtedness with respect to which such default has occurred within 30 days after the declaration of acceleration of the Securities.

              Section 7.03     Collection of Indebtedness by Trustee; Trustee May Prove Debt.

(a) The Company covenants that (i) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 60 days, or (ii) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of such Securities or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of such Securities of such series the whole amount that then shall have become due and payable on such Securities for principal and interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the Overdue Rate applicable to such series of Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and such other amount due the Trustee under Section 11.01 in respect of such Securities.

(b)Until such demand is made by the Trustee, the Company may pay the principal of and interest on such Securities to the registered Holders, whether or not the Securities be overdue.

(c)In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities of such series and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities of such series, wherever situated, all the moneys adjudged or decreed to be payable.

(d)In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities of any series then Outstanding under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other similar judicial proceedings relative to the Company or other obligor upon such Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of such Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.03, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of such Securities, and, in the case of any judicial proceedings, to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts payable to the Trustee under Section 11.01) and of the Holders of such Securities allowed in any judicial proceedings relative to the Company or other obligor upon such Securities, or to the creditors or property of the Company or such other obligor; and

(ii) unless prohibited by applicable law and regulations, or unless otherwise directed by a majority in aggregate principal amount of the Securities of each affected series at the time Outstanding, to vote on behalf of the Holders of such Securities in any election of a receiver, assignee, trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings, custodian or other person performing similar functions in respect of any such proceedings; and

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of such Securities and of the Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official performing similar functions in respect of any such proceedings is hereby authorized by each of the Holders of such Securities to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of such Securities, to pay to the Trustee its costs and expenses of collection and all other amounts due to it pursuant to Section 11.01.

(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder of such Securities any plan of reorganization, arrangement, adjustment or composition affecting such Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of such Securities in any such proceeding, except as aforesaid in clause (ii).

(f)All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of such Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be awarded to the

Trustee for ratable distribution to the Holders of such Securities in respect of which such action was taken, after payment of all sums due to the Trustee under Section 11.01 in respect of such Securities.

(g)In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities of such series in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

              Section 7.04     Application of Proceeds.

(a) Any moneys collected by the Trustee pursuant to this Article VII in respect of the Company’s obligations with respect to a series of Securities or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts payable to the Trustee (including any predecessor trustee) under Section 11.01 in respect to the Securities of such series;

SECOND: In case the principal of the Outstanding Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on such Securities in default in the order of the maturity of the installments on such interest, with interest (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installments of interest at the Overdue Rate applicable to such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon such Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installations of interest at the Overdue Rate applicable to such Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any such Security over any other such Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

             Section 7.05     Suits for Enforcements.

In case an Event of Default with respect to any series of Securities has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture and such Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or such Securities or in aid of the exercise of any power granted in this Indenture or such Securities or to enforce any other legal or equitable right vested in the Trustee by this Indenture, such Securities or by law.

             Section 7.06     Restoration of Rights on Abandonment of Proceedings.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Holder, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

             Section 7.07     Limitation on Suits by Noteholders.

No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or such Security, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or thereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to the Securities of that series and of the continuance thereof, as hereinbefore provided,

(b) the Holders of at least than 25% in aggregate principal amount of the Securities then Outstanding of such series shall have made written request upon the Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby,

(c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and

(d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.10.

For the protection and enforcement of the provisions of this Section 7.07, each and every Holder of Securities of such series and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 7.08    Right of Securityholders To Institute Certain Suits.

Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium, if any, and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or upon redemption, by declaration, repayment or otherwise, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 7.09     Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of such Securities to exercise any right or remedy accruing upon any Event of Default with respect to any such series of Securities occurring and continuing as aforesaid shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture, any Security or law to the Trustee or to the Holders of such Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or, subject to Section 7.07, by the Holders of Securities.

              Section 7.10     Control by Holders of Securities.

The Holders of a majority in aggregate principal amount of the Securities of each affected series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Securities by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability; and provided further, that (subject to Section 11.02) the Trustee shall have the right to decline to follow any such direction (a) if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken; or (b) if the Trustee by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine in good faith that the action or proceedings so directed would involve the Trustee in personal liability; or (c) if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of the Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 11.02) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee that is not inconsistent with such direction or directions by Securityholders.

              Section 7.11     Waiver of Past Defaults.

Prior to the declaration of acceleration of the maturity of the Securities of any series as provided in Section 7.01, the Holders of a majority in aggregate principal amount of such Securities at the time Outstanding may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 7.01 and its consequences, except a default in respect of a covenant or provision of this Indenture or of such series of Securities which cannot be modified or amended without the consent of the Holder of each Security of such series affected. In the case of any such waiver, the Company, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively, and such default shall cease to exist and be deemed to have been cured and not to have occurred for purposes of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

              Section 7.12     Right of Court To Require Filing of Undertaking To Pay Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

              Section 8.01     Evidence of Action of Securityholders.  Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depository for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

              Section 8.02     Proof of Execution or Holding of Securities.   Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer.  Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b)The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c)The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(d)If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option, fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so.  Any such record date shall be fixed at the Company’s discretion; provided that such record date shall not be more than 30 calendar days prior to the first solicitation of any consent or waiver or more than 30 calendar days prior to the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the TIA.  If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

             Section 8.03     Persons Deemed Owners.

(a)The Company, the Trustee, any Agent and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest and Additional Interest if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Agent nor any agent of the Company or the Trustee shall be affected by notice to the contrary.  All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b)None of the Company, the Trustee or any Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

              Section 8.04     Effect of Consents.   After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE IX

[RESERVED]

ARTICLE X

REPORTS BY THE TRUSTEE
AND SECURITYHOLDERS’ LISTS

              Section 10.01     Reports by Trustee.

(a)Within 60 days after May 15 in each year, the Trustee will send to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA § 313(a).

(b)A copy of each report at the time of its being sent to Holders of Securities of any series will be sent by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Securities of that series are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when Securities of any series are listed on any stock exchange.

(c)The Company shall reimburse the Trustee for all reasonable expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01.

              Section 10.02     Securityholders’ Lists.  The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities and will otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each series of Securities.

ARTICLE XI

CONCERNING THE TRUSTEE

             Section 11.01     Rights of Trustees; Compensation and Indemnity.   The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts).  The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon its request for all out-of-pocket expenses, disbursements and advances (including costs of collection) incurred or made by the Trustee in accordance with this Indenture (including, without limitation, the reasonably incurred expenses and disbursements of its agents, delegates, attorneys and counsel), except any such expense, disbursement or advance caused by its own negligence, bad faith or willful misconduct.

The Company also agrees to indemnify each of the Trustee and its officers, agents, directors and employees hereunder for, and to hold them harmless against, any and all loss, liability, damage, claim, or expense (including fees and expense of counsel), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder,  or in connection with enforcing the provisions of this Section, except to the extent such loss, liability, damage claim or expense is due to the Trustee’s own negligence, bad faith or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided,  however, that the Trustee shall not incur any liability if it fails to so notify and that the failure to so notify the Company shall not affect the obligations of the Company hereunder to indemnify.

As security for the performance of the obligations of the Company under this Section 11.01(a), the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest and Additional Interest, if any, on any Securities.  Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 11.01(a) shall survive the resignation or removal of the Trustee, any satisfaction and discharge under Article XII, the payment of any Securities and the termination of this Indenture for any reason.  In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(vi) occurs, the expenses and compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code or any applicable state bankruptcy, insolvency or similar laws.  “Trustee” for purposes of this Section 11.01(a) shall include any predecessor Trustee; provided,  however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(b)The Trustee may execute any of the trusts or powers hereunder or perform any duty hereunder either directly or by its agents, delegates or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, delegate or attorney appointed with due care by it hereunder.

(c)The Trustee may consult with counsel of its selection, and, subject to Section 11.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in reliance thereon.

(d)The Trustee, subject to Section 11.02, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order.

(e)Subject to Section 11.04, the Trustee, any Agent or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.

(f)Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

(g)Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(h)The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, debenture, other evidence of indebtedness  or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(i)The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless such Holders of the Securities shall have offered to the Trustee pre-funding, security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(j)The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(k)The Trustee shall not be deemed to have knowledge or be charged with notice of any Default or Event of Default with respect to any Securities unless a Responsible Officer of the Trustee has actual knowledge by way of written notice thereof or unless the Holders of not less than 25% of the Outstanding Securities notify the Trustee thereof by a written notice to the Trustee that is received by a Responsible Officer of the Trustee at its Corporate Trust Office and such notice references such Securities and this Indenture.

(l)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document; provided,  however, that the Trustee, may, but shall not be required to, make such further inquiry or investigation into such facts or matters as it may see fit at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(m)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be secured, pre-funded and/or indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

(n)In no event shall the Trustee, the Paying Agent, the transfer agent or the Registrar, be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), whether or not foreseeable and irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

(o)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(p)The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(q)The Trustee may refrain from taking any action in any jurisdiction if taking such action in that jurisdiction would, in the reasonable opinion of the Trustee based on written advice received from counsel or any opinion of counsel, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.  Furthermore, the Trustee may refrain from taking such action if, in the reasonable opinion of the Trustee based on such written advice or opinion of counsel, it would otherwise render the Trustee liable to any person in that jurisdiction or the State of New York and there has not been offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the liabilities to be incurred therein or thereby, or the Trustee would not have the legal capacity to take such action in that jurisdiction by virtue of applicable law in that jurisdiction or the State of New York or by virtue of a written order of any court or other competent authority in that jurisdiction that the Trustee does not have such legal capacity.

(r)Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

             Section 11.02     Duties of Trustee.

(a)In case an Event of Default has occurred and is continuing, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such his or her own affairs.

(b)Except during the continuance of an Event of Default with respect to a series of Securities,

(i) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)None of the provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in connection with a series of Securities in accordance with the direction of Securityholders of a majority in principal amount of the Outstanding Securities of such series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with; and

(iii)this subsection (c) shall not be construed to limit the effect of subsections (b) and (e) of this Section 11.02.

(d)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.02.

(e)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate security, pre-funding and/or indemnity against such risk or liability is not reasonably assured to it.

            Section 11.03     Notice of Defaults.  Within 90 calendar days after the occurrence thereof and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a default in the payment of the principal of (or premium, if any) or interest or Additional Interest, if any, on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series.

              Section 11.04     Eligibility; Disqualification.

(a) The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA.  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article XI.

(b)The Trustee shall comply with Section 310(b) of the TIA; provided,  however, that there shall be excluded from the operation of Section 310(b)(i) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are Outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.  If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  If Section 310(b) of the TIA is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.04 shall be automatically amended to incorporate such changes.

             Section 11.05     Resignation and Notice; Removal.   The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing and specifying the effective date of such resignation.  Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee on or after the effective date of such resignation specified in such written notice.  Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1)the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)the Trustee shall cease to be eligible under Section 11.04 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the TIA, any Securityholder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder.  The Trustee’s rights to indemnification and its lien provided in Section 11.01(a) shall survive its resignation or removal, the satisfaction and discharge of this Indenture and the termination of this Indenture for any reason.

              Section 11.06     Successor Trustee by Appointment.

(a) In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 11.04(b), in which event the vacancy shall be filled as provided in Section 11.04(b)), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in aggregate principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; provided that, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Bankruptcy Code), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series.  Subject to the provisions of Sections 11.04 and 11.05, upon the appointment as above provided of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder.  After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Register but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.

(b)If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders of the Securities of such series within 30 days of any notice of resignation or removal or, if any successor Trustee so appointed shall not have accepted its appointment within 30 calendar days after such appointment shall have been made, the resigning Trustee at the expense of the Company may appoint a successor Trustee or apply to any court of competent jurisdiction for the appointment of a successor Trustee.  If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee.  Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 11.01(a).  Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 10.01(a); and, upon request of any such successor Trustee and the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, then, the predecessor Trustee and each successor Trustee with respect to such Securities shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

              Section 11.07     Successor Trustee by Merger.  Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article XI.  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor to such Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture; provided that the certificate of the Trustee shall have; provided,  however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

               Section 11.08     Right to Rely on Officer’s Certificate.   Subject to Section 11.02, and subject to the provisions of Section 15.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

               Section 11.09     Appointment of Authenticating Agent.  The Trustee may appoint an agent (the “Authenticating Agent”) to authenticate the Securities, and the Trustee shall give written notice of such appointment to the Company and all Holders of Securities of the series with respect to which such Authenticating Agent shall serve.

Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a Person organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.09.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.09.

              Section 11.10     Communications by Securityholders with Other Securityholders.  Holders of Securities may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA with respect to such communications.

              Section 11.11     Not Responsible for Recitals of Issuance of Securities.  The Trustee or any Authenticating Agent shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company.  The Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except with respect to its own signatures and/or certificates of authentication thereon), and the Trustee makes no representation with respect thereto.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities.  The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.  The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

ARTICLE XII

SATISFACTION AND DISCHARGE; DEFEASANCE

                Section 12.01     Applicability of Article.  The provisions of this Article shall be applicable to any series of Securities except as otherwise specified pursuant to Section 3.01 for Securities of such series.

                Section 12.02     Satisfaction and Discharge of Indenture.

(a)This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Order and at the Company’s expense, be discharged and cease to be of further effect as to all Securities of a series issued hereunder (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of, premium, if any, and interest and Special Interest, if any, on, such Securities), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(i) either

(A) all Securities of a series heretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.03) have been delivered to the Trustee for cancellation; or

(B) (I) all Securities of such series that have not been previously delivered to the Trustee for cancellation, (1) have become due and payable by their terms, or (2) will become due and payable at their Stated Maturity within one year, or (3) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of such series of Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire amount Outstanding  on the Securities of such series not previously delivered to the Trustee for cancellation or redemption for principal (and premium, if any) and accrued interest and Additional Interest, if any, on the Securities of such series to the date of such deposit (in the case of Securities of a series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (II) the Company has paid or caused to be paid all other sums payable by the Company with respect to the Securities of such series under this Indenture and the Securities; and (III) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of such series at their Stated Maturity or on the Redemption Date, as the case may be; and

(ii) no Default or Event of Default shall have occurred and be continuing with respect to such series of Securities on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company bound.

(b)The Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

(c)Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 11.01, the obligations of the Company to any Authenticating Agent under Section 11.09 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section 12.02, the obligations of the Trustee under Section 12.07 and the last paragraph of Section 6.03 shall survive such satisfaction and discharge.

              Section 12.03     Defeasance upon Deposit of Moneys or Government Securities.

(a) The Company may, at its option and at any time, elect to have either Section 12.03(b) or Section 12.03(c) applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Section 12.03.

(b)Upon the Company’s exercise under Section 12.03(a) of the option applicable to this Section 12.03(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d), be deemed to have been Discharged from its obligations with respect to all Outstanding Securities of such series on the date such conditions are satisfied (“Legal Defeasance”).  For this purpose, “Legal Defeasance” means that the Company shall be deemed to have paid and Discharged the entire Indebtedness represented by the Securities of such series then Outstanding and to have satisfied all of its other obligations under the Securities of such series and this Indenture, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of the Securities of such series then Outstanding to receive payments in respect of the principal of, or interest or premium, if any, on such Securities when such payments are due from the trust referred to in Section 12.03(d);

(ii) the Company’s obligations with respect to a series of Securities issued under this Indenture concerning mutilated, destroyed, lost or stolen Securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and
(iv) this Section 12.03(b) and Section 12.03(c) with respect to the Securities of such series.

Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.03(b) notwithstanding the prior exercise of its option under Section 12.03(c).

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of a series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (i) of 12.03(d), payment of the principal of, premium, if any, interest or Additional Interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.06, 3.07, 6.02, 6.03, 12.06 and 12.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

(c)Upon the Company’s exercise under Section 12.03(a) of the option applicable to this Section 12.03(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d), be released from its obligations under any covenant contained in Section 5.01 and in Section 6.05 and Sections 6.08 through and including 6.15 with respect to the Securities of such series then Outstanding on and after the date the conditions set forth in Section 11.03(d) are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such “Covenant Defeasance” means that, with respect to the Securities of such series then Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such cov enant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 7.01(iii), 7.01(iv) and 7.01(v) and, with respect to only any Significant Subsidiary and not the Company, Section 7.01(vi), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d)The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 12.03(b) or the Covenant Defeasance option under Section 12.03(c):

(i)The Company shall irrevocably have deposited, or caused to be deposited, with the Trustee (or another trustee satisfying the requirements of Section 11.04 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of the Securities of such series; (A) cash in U.S. Dollars, or (B) non-callable Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay, without reinvestment, and discharge, the principal of (and premium, if any) and interest on the Securities of such series then Outstanding on the Stated Maturity (or Redemption Date, if applicable); provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Securities of such series.  Before such a deposit, the Company may give to the Trustee, in accordance with Section 4.03, a notice of its election to redeem all of the Securities of such series Outstanding at a future date in accordance with Article IV, which notice shall be irrevocable.  Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(ii)in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that,

(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(B) there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which, the Company is a party or by which the Company is bound;

(vi)the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over its other creditors, or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(vii)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

             Section 12.04    Repayment to Company.   The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or Government Securities held by them at any time, including any such moneys or Government Securities held by the Trustee under any escrow trust agreement entered into pursuant to Section 12.06.  The provisions of the last paragraph of Section 6.03 shall apply to any moneys or Government Securities held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which moneys or Government Securities have been deposited pursuant to Section 12.03.

             Section 12.05     Indemnity for Government Securities.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Government Securities or the principal or interest received on such Government Securities.

             Section 12.06     Deposits to Be Held in Escrow.  Any deposits with the Trustee referred to in Section 12.03  shall be irrevocable (except to the extent provided in Sections 12.04 and 12.07) and shall be made under the terms of an escrow trust agreement.  As contemplated under this Article XII, if any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, pursuant to any optional redemption provisions, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company, the applicable escrow trust agreement may, at the option of the Company, provide therefor.  In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date.  Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed.

              Section 12.07     Application of Trust Money.

(a) Neither the Trustee nor any other paying agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon.  Any moneys so deposited for the payment of the principal of, or premium, if any, interest or Additional Interest, if any, on the Securities of any series and remaining unclaimed for two years after the date of the Maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time Outstanding, as the case may be, shall be applied as provided in Section 6.03(e).

(b)Subject to the provisions of clause (a) above, any moneys or Government Securities which at any time shall be deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, premium, if any, and interest and Additional Interest, if any, on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other paying agent in trust for the respective Holders of the Securities for the purpose for which such moneys or Government Securities shall have been deposited; provided that such moneys or Government Securities need not be segregated from other funds except to the extent required by law.

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS

              Section 13.01     No Personal Liability of Directors, Officers, Employees and Stockholders.   No director, officer, employee, incorporator or stockholder of the Company or any of its parent companies shall have any liability for any obligations of the Company under any series of Securities or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law.  Each Holder by accepting a Security of any series waives and releases all such liability.  The waiver and release are part of the consideration for issuance of such Securities.

ARTICLE XIV

AMENDMENTS, SUPPLEMENTS AND WAIVERS

              Section 14.01     Without Consent of Securityholders.  Other than as otherwise provided or contemplated by Section 3.01 with respect to any series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a)to cure any ambiguity, mistake, defect or inconsistency;

(b)to provide for uncertificated Securities of a series in addition to or in place of certificated Securities of a series or to provide for or confirm the issuance of Additional Notes otherwise permitted by this Indenture;

(c)to comply with Article V;

(d)to provide the assumption of the Company’s obligations to Holders;

(e)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(f)to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Company;

(g)to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 11.05 and 11.06;

(i)to add guarantees of each series of Securities under this Indenture;

(j)to conform the text of this Indenture, the Securities of any series or the Escrow Agreement to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities of any series or the Escrow Agreement; or

(k)making any amendment to the provisions of this Indenture relating to the transfer and legending of Securities of a series; provided,  however, that (A) compliance with this Indenture as so amended would not result in Securities of such series being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Securities of such series.

Subject to the provisions of Section 14.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 14.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 14.02.

After the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 14.01, the Company shall deliver, or upon written request and at the Company’s expense, the Trustee shall deliver, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register.  Any failure of the Company to deliver or cause to be delivered such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

           Section 14.02    With Consent of Securityholders; Limitations.

(a)With the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Company and the Trustee may, from time to time and at any time, amend or supplement this Indenture, the Securities of a series or the Escrow Agreement for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities of any series) and any existing Default, Event of Default or compliance with any provision of this Indenture, the Securities of such series to be affected or the Escrow Agreement may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, other than Securities of such series beneficially owned by the Company or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Securities of such series); provided,  however, without the consent of each Holder of Securities of the series issued under this Indenture affected thereby, an amendment, supplement or waiver may not, with respect to any Securities of such series issued under this Indenture and held by a non-consenting Holder,

(i) reduce the principal amount of Securities of a series whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the Stated Maturity of any Securities of a series or alter or waive the provisions with respect to the redemption of the Securities of such series (other than Sections 6.14 and 6.15);

(iii) reduce the rate of or change the time for payment of interest on any Security of a series;

(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities of a series issued under this Indenture, except a rescission of acceleration of the Securities of such series by the Holders of at least a majority in aggregate principal amount of the Securities of such series and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders;

(v) make any Security of a series payable in money other than that stated in the Security of such series;
(vi) make any change in Section 7.11 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Securities of a series;

(vii) make any change in the amendment and waiver provisions set forth in this Section 14.02;

(viii) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Securities of a series in a manner that adversely affects the Holders of such Securities; or

(ix) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Securities of a series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities of such series.

(b)A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)It shall not be necessary for the consent of the Securityholders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d)The Company may set a record date pursuant to Section 8.02(d) for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section 14.02.

(e)After the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 14.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(f)In addition, without the consent of the Holders of at least a majority of the Securities of the affected series then Outstanding, no amendment, supplement or waiver may amend or waive any condition to the Release under the Escrow Agreement.

              Section 14.03    Trustee Protected.  Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 15.01 stating that the execution of such supplemental indenture to be entered into pursuant to Section 14.01 or Section 14.02 is authorized or permitted by this Indenture, and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.02, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture.  The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

              Section 14.04     Effect of Execution of Supplemental Indenture.   Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be, and be deemed to be, part of the terms and conditions of this Indenture for any and all purposes.

              Section 14.05     Notation on or Exchange of Securities.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

               Section 14.06     Conformity with TIA.   Every supplemental indenture executed pursuant to the provisions of this Article XIV shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XV

MISCELLANEOUS PROVISIONS

              Section 15.01     Certificates and Opinions as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c)Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous.  Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, governmental or other officials, customary for opinions of the type required, or an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d)Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous.  Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f)Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

              Section 15.02     Trust Indenture Act Controls.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with a provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of, the TIA, such imposed duties or incorporated provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA, which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

               Section 15.03     Notices to the Company and Trustee.   Any notice or demand authorized or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, by regular mail or overnight courier, delivered or faxed to:

(a)the Company, at Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851, Facsimile No.:  (203) 614-4651, Attn:  Chief Financial Officer and General Counsel, or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b)the Trustee, at the Corporate Trust Office of the Trustee.

Any such notice, demand or other document shall be in writing.  Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trust Office.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided,  however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, such person who is authorized to give instructions or directions on behalf of the Company as listed in an incumbency certificate; and the Trustee shall not be liable for any liabilities, losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

              Section 15.04     Notices to Securityholders; Waiver.   Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided), if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register or in accordance with the applicable procedures of the Depository.  Notwithstanding the foregoing sentence, where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the Applicable Procedures of the Depository, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice by this Indenture.

(a)In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(b)Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.  In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.  In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

             Section 15.05     Legal Holiday.   Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date, Maturity or other scheduled date of payment of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, interest or Additional Interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity, as the case may be, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

              Section 15.06     Effects of Headings and Table of Contents.   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

              Section 15.07     Successors and Assigns.  All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

              Section 15.08     Severability.  If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

              Section 15.09     Benefits of Indenture.   Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

               Section 15.10     Counterparts.   This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

              Section 15.11     Governing Law; Waiver of Trial by Jury.   This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES.

               Section 15.12     Submission to Jurisdiction.  The Company irrevocably and unconditionally submits to the non-exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities.    The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment.  The Company further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

                Section 15.13     U.S.A. PATRIOT Act.  The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee and the Agents such information as they may reasonably request, from time to time, in order for the Trustee and the Agents to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow them to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

              Section 15.14     Force Majeure.   In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

              Section 15.15     No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

FRONTIER COMMUNICATIONS CORPORATION,

as Issuer

By:/s/ John M. Jureller

Name:  John M. Jureller
Title:  EVP, Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:/s/ Laurence J. O’Brien

Name:  Laurence J. O’Brien
Title:  Vice President

Appendix A

PROVISIONS RELATING TO INITIAL SECURITIES AND EXCHANGE SECURITIES

1. Definitions.

1.1 Definitions. For the purposes of this Appendix the following terms shall have the meanings indicated below (capitalized terms used but not defined in this Appendix shall have the meanings assigned to such terms in the Base Indenture):

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Base Indenture” means the Indenture, dated as of September 25, 2015, among Frontier Communications Corporation and The Bank of New York Mellon, as trustee.

“Definitive Note” means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depositary” means, with respect to the Securities of any series, a clearing agency registered under the Exchange Act. For the avoidance of doubt, no Board Resolution, Officer’s Certificate, supplemental indenture or other delivery to the Trustee or otherwise will be required in connection with such designation.

“Distribution Compliance Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Series Issue Date with respect to such Securities.

“Initial Securities” means (1) the Securities of any series issued on the applicable Series Issue Date and (2) Additional Notes of such series, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Series Issue Date, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Mizuho Securities USA Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC  and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related purchase agreement.

“Notes Custodian” means the custodian with respect to a Global Security(as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Notes” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Series Issue Date” means with respect to a series of Securities, the effective date of the Board Resolution, Officer’s Certificate or supplemental indenture pursuant to which the first Securities of such series is issued.

“Registration Statement” means a registration statement filed under the Securities Act by the Company in respect of any Securities.

“Transfer Restricted Notes” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

2. The Securities.

2.1 (a) Form and Dating. The Initial Securities will be issued by the Company to the Initial Purchasers, and will be in the form of one or more Definitive Notes with the definitive notes legend and the appropriate restricted notes legend set forth on Section 2.3(e). Initial Securities may be transferred (i) to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”), (ii) to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”) and (iii) otherwise in reliance upon another exemption from the requirements of the Securities Act, subject in each case to the restrictions on transfer set forth herein. Initial Securities may also be transferred during the period of effectiveness of a Registration Statement with respect thereto. Initial Securities resold pursuant to Rule 144A may be in the form of one or more permanent Global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Notes”), Initial Securities resold pursuant to Regulation S may be in the form of one or more global notes in fully registered form (collectively, the “Regulation S Global Notes”), Initial Securities resold in connection with a Registered Exchange Offer may be in the form of one or more global notes in fully registered form (collectively, the “Exchange Global Notes”), and Initial Securities resold pursuant to a Registration Statement may be in the form of one or more global notes in fully registered form (collectively, the “Registered Global Notes”) in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Section 2.3(e) hereof, which shall be deposited with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note (if such transfer is during the Distribution Compliance Period) first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

The Company may (and, at the election of a majority of the Holders of the applicable series of Securities, shall) obtain “CUSIP,” and/or “ISIN” numbers relating to the Securities of the applicable series at any time (if then generally in use), including after the Series Issue Date thereof, and, if so, the Trustee will use “CUSIP” and/or “ISIN” numbers in notices of redemption as a convenience to Holders of Securities of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities of such series, and any such redemption will not be affected by any defect in or omission of such numbers.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee, upon receipt of a Company Order in the form of an Officer’s Certificate, shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Series Issue Date, the Initial Securities in an aggregate principal amount specified in the Company Order pursuant to Section 3.03 of the Base Indenture, (2) any Additional Notes for an original issue in an aggregate principal amount and on the date specified in the Company Order pursuant to Section 3.03 of the Base Indenture, (3) Exchange Securities for issue only in a Registered Exchange Offer, for a like principal amount of Initial Securities, in each case upon a Company Order in the form of an Officer’s Certificate and (4) Securities as contemplated by Section 3.03 and Sections 3.04, 3.06 and 3.07 of the Base Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided,  however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) below or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act or (y) in reliance upon another exemption from the requirements of the Securities Act: (1) a certification to that effect (in the form set forth on the reverse of the Note) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A (B) being transferred to a Person in reliance on Regulation S, or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B) or (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon Company Order in the form of an Officer’s Certificate of the Company, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Security is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or prior to or following the effectiveness of a Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Notes. (i) Prior to the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable), or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(e) Legends.

(i) Except as permitted by the following paragraphs (iii), (iv) and (v), each Security certificate evidencing the Global Securities shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Except as permitted by the following paragraphs (iii), (iv) and (v), each Security certificate evidencing the Definitive Notes shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

(iii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iv) After or in connection with a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Registration Statement with respect to such Initial Securities to a person who is not the Company or an Affiliate thereof, all requirements pertaining to legends on such Initial Security will cease to apply, and a certificated Security or a Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder’s certificated Initial Security or directions to transfer such Holder’s interest in the Global Note, as applicable.

(v) Upon the occurrence of a Registered Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Securities or Definitive Notes, as directed by the Holders of the Securities to be exchanged, not bearing the restricted notes legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Securities that are Initial Securities tendered for acceptance by a Person other than the Company or an Affiliate thereof in accordance with the Registered Exchange Offer and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Initial Securities to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of the Initial Securities so accepted Securities not bearing the restricted securities legend in the appropriate principal amount. Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, Exchange Securities in certificated or global form, in each case without the restricted notes legend set forth in Section 2.3(e) hereof, will be available to Holders other than the Company or an Affiliate thereof that exchange such Initial Securities in such Registered Exchange Offer.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Security shall be returned to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nom inee in the case of a Global Note). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Security deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 120 days of such notice, or (ii) if requested by such a beneficial owner after the occurrence and during the continuance of an Event of Default or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of a minimum of $2,000 principal amount and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Section 2.3(e) hereof.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.07 of the Base Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Notes had been issued.